UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2006

Date of Report (Date of earliest event reported)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31369 (Commission File Number)	65-1051192 (I.R.S. Employer Identification No.)

505 Fifth Avenue
New York, New York 10017

(Address of principal executive offices, including zip code)

(212) 771-0505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, effective January 1, 2006, CIT’s segment reporting was modified in conjunction with certain business realignment initiatives. We also renamed certain of our segments: (a) Specialty Finance – Commercial has been renamed Vendor Finance; (b) Specialty Finance – Consumer has been renamed Consumer & Small Business Lending; (c) Commercial Services has been renamed Trade Finance and (d) Capital Finance has been renamed Transportation Finance. The Corporate Finance segment was not renamed. Additionally, the Small Business Lending unit was transferred from our Vendor Finance segment to our Consumer & Small Business Lending segment. Consistent with our strategic focus on industry alignment, the former Equipment Finance segment has been consolidated into our Corporate Finance Segment reducing our number of segments from 6 to 5. This new segment reporting structure was reflected in the financial statements filed on Form 10-Q for the quarter ended March 31, 2006.

Pursuant to Item 101(b)(1) of Regulation S-K, CIT is revising its segment disclosures included in the financial statements as filed on Form 10-K for the year ended December 31, 2005 to reflect the segment changes described above. The changes to CIT’s financial statements attached hereto are contained in note 20 (Business Segment Information) of the Company’s consolidated financial statements for the years ended December 31, 2005, 2004 and 2003. All other sections of the attached financial statements are the same as previously reported by the Company. The revised financial statements are attached as exhibits hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 99.01	Audited consolidated balance sheets as of December 31, 2005 and December 31, 2004 and statements of income, stockholders’ equity and cash flow of CIT Group Inc. for the years ended December 31, 2005, and December 31, 2004, December 31, 2003, together with the auditor’s reports thereon and notes thereto.

Exhibit 99.02	Consent of Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.

(Registrant)

By:	/s/ Joseph M. Leone Joseph M. Leone Vice Chairman and Chief Financial Officer

Dated: May 31, 2006

ITEM 8 – Financial Statements and Supplementary Data	1

ITEM 8. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
CIT Group Inc.:

We have completed integrated audits of CIT Group Inc.’s 2005 and 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2005, and an audit of its 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of CIT Group Inc. and its subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing on pages 51 and 52 herein, that CIT Group Inc. maintained effective internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control - Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of

2	CIT GROUP INC 2005

records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers LLP
New York, New York
March 2, 2006, except as to the
effects of changes in reportable
segments as described in Note 20
which is as of May 31, 2006.

ITEM 8 – Financial Statements and Supplementary Data	3

CIT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS – Assets (dollars in millions – except share data)

December 31,	2005	2004

Financing and leasing assets:
Finance receivables	$ 39,243.5	$ 35,048.2
Student lending receivables pledged	5,051.0	–
Reserve for credit losses	(621.7)	(617.2)

Net finance receivables	43,672.8	34,431.0
Operating lease equipment, net	9,635.7	8,290.9
Financing and leasing assets held for sale	1,620.3	1,640.8
Cash and cash equivalents, including $311.1 and $0.0 restricted	3,658.6	2,210.2
Retained interest in securitizations and other investments	1,152.7	1,228.2
Goodwill and intangible assets, net	1,011.5	596.5
Other assets	2,635.0	2,713.7

Total Assets	$ 63,386.6	$ 51,111.3

CONSOLIDATED BALANCE SHEETS – Liabilities and Stockholders’ Equity

Debt:
Commercial paper	$ 5,225.0	$ 4,210.9
Variable-rate senior unsecured notes	15,485.1	11,545.0
Fixed-rate senior unsecured notes	22,853.6	21,715.1
Non-recourse, secured borrowings – student lending	4,048.8	–
Preferred capital securities	252.0	253.8

Total debt	47,864.5	37,724.8
Credit balances of factoring clients	4,187.8	3,847.3
Accrued liabilities and payables	4,321.8	3,443.7

Total Liabilities	56,374.1	45,015.8
Commitments and Contingencies (Note 16)
Minority interest	49.8	40.4
Stockholders’ Equity:
Preferred stock: $0.01 par value, 100,000,000 authorized, Issued and outstanding:
Series A 14,000,000 with a liquidation preference of $25 per share	350.0	–
Series B 1,500,000 with a liquidation preference of $100 per share	150.0	–
Common stock: $0.01 par value, 600,000,000 authorized,
Issued: 212,315,498 and 212,112,203	2.1	2.1
Outstanding: 199,110,141 and 210,440,170
Paid-in capital, net of deferred compensation of $49.5 and $39.3	10,632.9	10,674.3
Accumulated deficit	(3,691.4)	(4,499.1)
Accumulated other comprehensive income/(loss)	115.2	(58.4)
Less: treasury stock, 13,205,357 and 1,672,033 shares, at cost	(596.1)	(63.8)

Total Common Stockholders’ Equity	6,462.7	6,055.1

Total Stockholders’ Equity	6,962.7	6,055.1

Total Liabilities and Stockholders’ Equity	$ 63,386.6	$ 51,111.3

4	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (dollars in millions – except per share data)

Years Ended December 31,	2005	2004	2003

Finance income	$ 4,515.2	$ 3,760.8	$ 3,709.3
Interest expense	1,912.0	1,260.1	1,348.7

Net finance income	2,603.2	2,500.7	2,360.6
Depreciation on operating lease equipment	968.0	965.4	1,057.5

Net finance margin	1,635.2	1,535.3	1,303.1
Provision for credit losses	217.0	214.2	387.3

Net finance margin after provision for credit losses	1,418.2	1,321.1	915.8
Other revenue	1,137.4	887.1	859.3

Operating margin	2,555.6	2,208.2	1,775.1
Salaries and general operating expenses	1,113.8	1,012.1	888.2
Provision for restructuring	25.2	–	–
Gain on redemption of debt	–	41.8	50.4

Income before provision for income taxes	1,416.6	1,237.9	937.3
Provision for income taxes	(464.2)	(483.2)	(365.0)
Minority interest, after tax	(3.3)	(1.1)	–
Dividends on preferred capital securities, after tax	–	–	(5.4)

Net income before preferred stock dividends	949.1	753.6	566.9
Preferred stock dividends	(12.7)	–	–

Net income available to common stockholders	$ 936.4	$ 753.6	$ 566.9

Per common share data
Basic earnings per share	$ 4.54	$ 3.57	$ 2.68
Diluted earnings per share	$ 4.44	$ 3.50	$ 2.66
Weighted average number of shares – basic (thousands)	206,059	211,017	211,681
Weighted average number of shares – diluted (thousands)	210,734	215,054	213,143
Dividends per share	$ 0.61	$ 0.52	$ 0.48

ITEM 8 – Financial Statements and Supplementary Data	5

CIT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (dollars in millions)

					Accumulated
				Accumulated	Other		Total
	Preferred	Common	Paid-in	Earnings/	Comprehensive	Treasury	Stockholders’
	Stock	Stock	Capital	(Deficit)	(Loss) / Income	Stock	Equity

December 31, 2002	$ –	$ 2.1	$10,676.2	$(5,606.9)	$(200.7)	$ –	$4,870.7
Net income				566.9			566.9
Foreign currency translation adjustments					(30.2)		(30.2)
Change in fair values of derivatives qualifying as cash flow hedges					77.0		77.0
Unrealized loss on equity and securitization investments					(7.4)		(7.4)
Minimum pension liability adjustment					19.7		19.7

Total comprehensive income							626.0

Cash dividends				(101.8)			(101.8)
Restricted common stock grants			8.8				8.8
Treasury stock purchased, at cost						(28.9)	(28.9)
Exercise of stock option awards			(7.3)			27.4	20.1
Employee stock purchase plan participation			(0.7)				(0.7)

December 31, 2003	–	2.1	10,677.0	(5,141.8)	(141.6)	(1.5)	5,394.2
Net income				753.6			753.6
Foreign currency translation adjustments					68.6		68.6
Change in fair values of derivatives qualifying as cash flow hedges					14.2		14.2
Unrealized gain on equity and securitization investments					2.3		2.3
Minimum pension liability adjustment					(1.9)		(1.9)

Total comprehensive income							836.8

Cash dividends				(110.9)			(110.9)
Restricted common stock grants			23.5				23.5
Treasury stock purchased, at cost						(174.8)	(174.8)
Exercise of stock option awards			(25.6)			111.6	86.0
Employee stock purchase plan participation			(0.6)			0.9	0.3

December 31, 2004	–	2.1	10,674.3	(4,499.1)	(58.4)	(63.8)	6,055.1
Net income				936.4			936.4
Foreign currency translation adjustments					110.7		110.7
Change in fair values of derivatives qualifying as cash flow hedges					54.7		54.7
Unrealized gain on equity and securitization investments					8.7		8.7
Minimum pension liability adjustment					(0.5)		(0.5)

Total comprehensive income							1,110.0

Issuance of Series A and B preferred stock	500.0		(10.1)				489.9
Stock repurchase agreement			(8.5)			(491.5)	(500.0)
Cash dividends				(128.7)			(128.7)
Restricted common stock grants amortization			43.3				43.3
Treasury stock purchased, at cost						(276.3)	(276.3)
Exercise of stock option awards			(65.5)			231.1	165.6
Employee stock purchase plan participation			(0.6)			4.4	3.8

December 31, 2005	$ 500.0	$ 2.1	$10,632.9	$(3,691.4)	$ 115.2	$(596.1)	$6,962.7

6	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in millions)

Years Ended December 31,	2005	2004	2003

Cash Flows From Operations
Net income	$ 936.4	$ 753.6	$ 566.9
Adjustments to reconcile net income to net cash flows from operations:
Depreciation and amortization	1,001.2	998.8	1,086.6
Provision for deferred federal income taxes	295.7	321.0	265.1
Provision for credit losses	217.0	214.2	387.3
Gains on equipment, receivable and investment sales	(242.4)	(208.8)	(164.7)
Gain on debt redemption	–	(41.8)	(50.4)
Decrease/(increase) in other assets	339.0	(282.2)	(174.2)
Decrease/(increase) in finance receivables held for sale	199.3	(394.5)	295.1
Increase in accrued liabilities and payables	294.3	328.9	279.2
Other	(127.2)	(71.5)	(8.7)

Net cash flows provided by operations	2,913.3	1,617.7	2,482.2

Cash Flows From Investing Activities
Loans extended	(57,596.2)	(57,062.0)	(53,157.8)
Collections on loans	53,986.5	48,944.1	45,123.9
Proceeds from asset and receivable sales	6,351.9	8,491.4	7,419.0
Purchase of finance receivable portfolios	(4,633.1)	(3,180.0)	(1,097.5)
Purchases of assets to be leased	(2,359.1)	(1,489.2)	(2,096.3)
Acquisitions, net of cash acquired	(548.9)	(726.8)	–
Goodwill and intangibles assets acquired	(436.5)	(122.1)	(92.6)
Net decrease (increase) in short-term factoring receivables	96.5	48.3	(396.1)
Other	154.0	41.6	14.8

Net cash flows (used for) investing activities	(4,984.9)	(5,054.7)	(4,282.6)

Cash Flows From Financing Activities
Proceeds from the issuance of variable and fixed-rate notes	13,869.3	13,005.6	13,034.6
Repayments of variable and fixed-rate notes	(9,133.8)	(8,824.1)	(10,265.6)
Net loans extended – pledged in conjunction with secured borrowings	(1,708.1)	–	–
Net increase (decrease) in commercial paper	1,014.1	37.0	(800.7)
Treasury stock repurchases	(584.7)	–	–
Proceeds from issuance of preferred stock	489.9	–	–
Net repayments of non-recourse leveraged lease debt	(630.0)	(367.2)	(125.4)
Cash dividends paid	(128.7)	(110.9)	(101.8)
Other	20.9	(66.9)	(3.6)

Net cash flows provided by financing activities	3,208.9	3,673.5	1,737.5

Net increase (decrease) in cash and cash equivalents	1,137.3	236.5	(62.9)
Unrestricted cash and cash equivalents, beginning of period	2,210.2	1,973.7	2,036.6

Unrestricted cash and cash equivalents, end of period	$ 3,347.5	$ 2,210.2	$ 1,973.7

Supplementary Cash Flow Disclosure
Interest paid	$ 1,651.5	$ 1,241.5	$ 1,517.6
Federal, foreign, state and local income taxes paid, net	$ 115.6	$ 115.0	$ 80.6

ITEM 8 – Financial Statements and Supplementary Data	7

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CIT Group Inc., a Delaware corporation (“we,” “CIT” or the “Company”), is a global commercial and consumer finance company that was founded in 1908. CIT provides financing and leasing capital for consumers and companies in a wide variety of industries, offering vendor, equipment, commercial, factoring, home lending, student lending and structured financing products as well as offering management advisory services. CIT operates primarily in North America, with locations in Europe, Latin America, Australia and the Asia-Pacific region.

Basis of Presentation

The Consolidated Financial Statements include the results of CIT and its subsidiaries and have been prepared in U.S. dollars in accordance with accounting principles generally accepted in the United States. Inter-company transactions have been eliminated. Certain prior period amounts have been reclassified to conform to the current presentation, including certain rail and aerospace maintenance costs related to equipment under operating leases that were previously included in salaries and general operating expenses and reclassified to net finance margin.

In accordance with the provisions of FASB Interpretation No. 46R (“FIN 46“), “Consolidation of Variable Interest Entities,” CIT consolidates variable interest entities for which management has concluded that CIT is the primary beneficiary. Entities that do not meet the definition of a variable interest entity are subject to the provisions of Accounting Research Bulletin No. 51 (“ARB 51“), “Consolidated Financial Statements” and are consolidated when management has determined that it has the controlling financial interest. Entities which do not meet the consolidation criteria in either FIN 46 or ARB 51 but which are significantly influenced by the Company, generally those entities that are twenty to fifty percent owned by CIT, are included in other assets at cost for securities not readily marketable and presented at the corresponding share of equity plus loans and advances. Investments in entities which management does not have significant influence over are included in other assets at cost, less declines in value that are other than temporary. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”, qualifying special purpose entities utilized in securitizations are not consolidated.

Financing and Leasing Assets

CIT provides funding through a variety of financing arrangements, including term loans, lease financing and operating leases. The amounts outstanding on loans and direct financing leases are referred to as finance receivables and, when combined with finance receivables held for sale, net book value of operating lease equipment, and certain investments, represent financing and leasing assets.

At the time of designation for sale, securitization or syndication by management, assets are classified as finance receivables held for sale. These assets are carried at lower of cost or fair value.

Income Recognition

Finance income includes interest on loans, the accretion of income on direct financing leases, and rents on operating leases. Related origination and other nonrefundable fees and direct origination costs are deferred and amortized as an adjustment of finance income over the contractual life of the transactions. Income on finance receivables other than leveraged leases is recognized on an accrual basis commencing in the month of origination. Leveraged lease income is recognized on a basis calculated to achieve a constant after-tax rate of return for periods in which CIT has a positive investment in the transaction, net of related deferred tax liabilities. Rental income on operating leases is recognized on an accrual basis.

The accrual of finance income on commercial finance receivables is generally suspended and an account is placed on non-accrual status when payment of principal or interest is contractually delinquent for 90 days or more, or earlier when, in the opinion of management, full collection of all principal and interest due is doubtful. To the extent the estimated fair value of collateral does not satisfy both the principal and accrued interest outstanding, accrued but uncollected interest at the date an account is placed on non-accrual status is reversed and charged against income. Subsequent interest received is applied to the outstanding principal balance until such time as the account is collected, charged-off or returned to accrual status. The accrual of finance income on consumer loans is suspended, and all previously accrued but uncollected income is reversed, when payment of principal and/or interest is contractually delinquent for 90 days or more.

Other revenue includes the following: (1) factoring commissions, (2) commitment, facility, letters of credit, advisory and syndication fees, (3) servicing fees, including servicing of securitized loans, (4) gains and losses from sales of leasing equipment and sales of finance receivables, (5) gains from and fees related to securitizations including accretion related to retained interests (net of impairment), (6) equity in earnings of joint ventures and unconsolidated subsidiaries and (7) gains and losses related to certain derivative transactions.

Lease Financing

Direct financing leases are recorded at the aggregate future minimum lease payments plus estimated residual values less unearned finance income. Operating lease equipment is carried at cost less accumulated depreciation and is depreciated to estimated residual value using the straight-line method over the lease term or projected economic life of the asset. Equipment acquired in satisfaction of loans is recorded at the lower of carrying value or estimated fair value when acquired. Lease receivables include leveraged leases, for which a major portion of the funding is provided by third party lenders on a nonrecourse basis, with CIT providing the balance and acquiring title to the property. Leveraged leases are recorded at the aggregate value of future minimum lease payments plus estimated residual value, less non-recourse third party debt and unearned finance income. Management performs periodic reviews of estimated residual values with other than temporary impairment recognized in current period earnings.

8	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reserve for Credit Losses on Finance Receivables

The reserve for credit losses is intended to provide for losses inherent in the portfolio and is periodically reviewed for adequacy considering economic conditions, collateral values and credit quality indicators, including historical and expected charge-off experience and levels of and trends in past due loans, non-performing assets and impaired loans. Changes in economic conditions or other events affecting specific obligors or industries may necessitate additions or deductions to the reserve for credit losses.

The reserve for credit losses is determined based on three key components: (1) specific reserves for loans that are impaired under SFAS 114, based upon the value of underlying collateral or projected cash flows, (2) reserves for estimated losses inherent in the portfolio based upon historical and projected credit risk and (3) reserves for economic environment risk and other factors. In management’s judgment, the reserve for credit losses is adequate to provide for credit losses inherent in the portfolio.

Charge-off of Finance Receivables

Finance receivables are reviewed periodically to determine the probability of loss. Charge-offs are taken after considering such factors as the borrower’s financial condition and the value of underlying collateral and guarantees (including recourse to dealers and manufacturers). Such charge-offs are deducted from the carrying value of the related finance receivables. To the extent that an unrecovered balance remains due, a final charge-off is taken at the time collection efforts are deemed no longer useful. Charge-offs are recorded on consumer and certain small ticket commercial finance receivables beginning at 180 days of contractual delinquency based upon historical loss severity. Collections on accounts previously charged off are recorded as recoveries.

Impaired Finance Receivables

Impaired finance receivables include any loans or capital leases of $500 thousand or greater that are placed on non-accrual status and are subject to periodic individual review by CIT’s Asset Quality Review Committee (“AQR”). The AQR, which is comprised of members of senior management, reviews overall portfolio performance, as well as individual accounts meeting certain credit risk grading parameters. Excluded from impaired finance receivables are: 1) certain individual commercial non-accrual finance receivables for which the collateral value supports the outstanding balance and the continuation of earning status, 2) home lending and other homogeneous pools of loans, which are subject to automatic charge-off procedures, and 3) short-term factoring customer finance receivables, generally having terms of no more than 30 days. Impairment occurs when, based on current information and events, it is probable that CIT will be unable to collect all amounts due according to the contractual terms of the financing agreement. Impairment is measured as any shortfall between the estimated value and the recorded investment in the finance receivable, with the estimated value determined using the fair value of the collateral and other cash flows if the finance receivable is collateralized, or the present value of expected future cash flows discounted at the contract’s effective interest rate.

Long-Lived Assets

A review for impairment of long-lived assets, such as certain operating lease equipment, is performed at least annually and whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Impairment of assets is determined by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If an asset is considered to be impaired, the impairment is the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is based upon discounted cash flow analysis and available market data. Current lease rentals, as well as relevant and available market information (including third party sales for similar equipment, published appraisal data and other marketplace information), is considered, both in determining undiscounted future cash flows when testing for the existence of impairment and in determining estimated fair value in measuring impairment. Depreciation expense is adjusted when projected fair value at the end of the lease term is below the projected book value at the end of the lease term. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to dispose.

Goodwill and Other Identified Intangibles

SFAS No. 141 “Business Combinations” requires that business combinations be accounted for using the purchase method. The purchase method of accounting requires that the cost of an acquired entity be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The difference between the fair values and the purchase price is recorded to goodwill. Also under SFAS 141, identified intangible assets acquired in a business combination must be separately valued and recognized on the balance sheet if they meet certain requirements.

Goodwill represents the excess of the purchase price over the fair value of identifiable assets acquired, less the fair value of liabilities assumed from business combinations. CIT adopted SFAS No. 142, “Goodwill and Other Intangible Assets” effective October 1, 2001. Since adoption, goodwill is no longer amortized, but instead is assessed for impairment at least annually. During this assessment, management relies on a number of factors, including operating results, business plans, economic projections, anticipated future cash flows and market place data.

Intangible assets consist primarily of customer relationships acquired, which have amortizable lives up to 20 years, and computer software and related transactions processes, which are being amortized over a 5-year life. An evaluation of the remaining useful lives and the amortization methodology of the intangible assets is performed periodically to determine if any change is warranted.

ITEM 8 – Financial Statements and Supplementary Data	9

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Student Lending Acquisition

In February 2005, CIT acquired Education Lending Group, Inc. (“EDLG”), a specialty finance company principally engaged in providing education loans (primarily U.S. government guaranteed), products and services to students, parents, schools and alumni associations. The acquisition was accounted for under the purchase method, with the acquired assets and liabilities recorded at their estimated fair values as of the February 17, 2005 acquisition date. The assets acquired included approximately $4.4 billion of finance receivables and $300 million of goodwill and intangible assets. This business is largely funded with “Education Loan Backed Notes,” which are accounted for under SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” The assets related to these borrowings are owned by a special purpose entity that is consolidated in the CIT financial statements, and the creditors of that special purpose entity have received ownership and / or security interests in the assets. As EDLG retains certain call features with respect to these borrowings, the transactions do not meet the SFAS 140 requirements for sales treatment and are therefore recorded as secured borrowings and are reflected in the Consolidated Balance Sheet as “student lending receivables pledged” and “non-recourse, secured borrowings - student lending.” Certain cash balances, included in cash and cash equivalents, are restricted in conjunction with these borrowings.

Other Assets

Assets received in satisfaction of loans are carried at the lower of carrying value or estimated fair value less selling costs, with write-downs generally reflected in provision for credit losses.

Realized and unrealized gains (losses) on marketable equity securities included in CIT’s venture capital portfolios are recognized currently in operations. Unrealized gains and losses, representing the difference between carrying value and estimated current fair market value, for other debt and equity securities are recorded in other accumulated comprehensive income, a separate component of equity.

Investments in joint ventures are accounted for using the equity method, whereby the investment balance is carried at cost and adjusted for the proportionate share of undistributed earnings or losses. Unrealized intercompany profits and losses are eliminated until realized, as if the joint venture were consolidated.

Investments in debt and equity securities of non-public companies are carried at fair value. Gains and losses are recognized upon sale or write-down of these investments as a component of operating margin.

Securitization Sales

Pools of assets are originated and sold to special purpose entities which, in turn, issue debt securities backed by the asset pools or sell individual interests in the assets to investors. CIT retains the servicing rights and participates in certain cash flows from the pools. For transactions meeting accounting sale criteria, the present value of expected net cash flows (after payment of principal and interest to certificate and/or note holders and credit-related disbursements) that exceeds the estimated cost of servicing is recorded at the time of sale as a “retained interest.” Retained interests in securitized assets are classified as available-for-sale securities under SFAS No. 115. CIT, in its estimation of those net cash flows and retained interests, employs a variety of financial assumptions, including loan pool credit losses, prepayment speeds and discount rates. These assumptions are supported by both CIT’s historical experience, market trends and anticipated performance relative to the particular assets securitized. Subsequent to the recording of retained interests, estimated cash flows underlying retained interests are periodically updated based upon current information and events that management believes a market participant would use in determining the current fair value of the retained interest. If the analysis indicates that an adverse change in estimated cash flows has occurred, an “other-than temporary” impairment is recorded and included in net income to write down the retained interest to estimated fair value. Unrealized gains are not credited to current earnings, but are reflected in stockholders’ equity as part of other comprehensive income.

Servicing assets or liabilities are established when the fees for servicing securitized assets are more or less than adequate compensation to CIT for servicing the assets. CIT securitization transactions generally do not result in servicing assets or liabilities, as typically the contractual fees are adequate compensation in relation to the associated servicing costs. To the extent applicable, servicing assets or liabilities are recognized in earnings over the servicing period and are periodically evaluated for impairment.

Derivative Financial Instruments

As part of managing economic risk and exposure to interest rate, foreign currency, and, in limited instances, credit risk, CIT, as an end-user, enters into various derivative transactions, which are transacted in over-the-counter markets with other financial institutions. To ensure both appropriate use as a hedge and to achieve hedge accounting treatment, whenever possible, derivatives entered into are designated according to a hedge objective against a specific liability, forecasted transaction or, in limited instances, assets. The critical terms of the derivatives, including notional amounts, rates, indices, and maturities, match the related terms of the underlying hedged items. CIT does not enter into derivative financial instruments for trading or speculative purposes. Derivative instruments are transacted as economic hedges, though certain derivative instruments do not qualify for hedge accounting. In these limited instances, related activity is reflected in current earnings.

Major hedge strategies include: (1) Interest rate risk management to match fund asset portfolio growth. Interest rate swaps, whereby CIT pays a fixed interest rate and receives a variable interest rate, are utilized to hedge either forecasted commercial paper issuances or specific variable-rate debt instruments. These transactions are classified as cash flow hedges and effectively convert variable-rate debt to fixed-rate debt. Interest rate swaps, whereby CIT pays a variable interest rate and receives a fixed

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CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

interest rate, are utilized to hedge specific fixed-rate debt. These transactions are classified as fair value hedges and effectively convert fixed-rate debt to a variable-rate debt. (2) Currency risk management to hedge foreign funding sources. Cross-currency swaps, whereby CIT pays U.S. dollars and receives various foreign currencies, are utilized to effectively convert foreign-denominated debt to U.S. dollar debt. These transactions are classified as either foreign currency cash flow or foreign currency fair value hedges. (3) Currency risk management to hedge investments in foreign operations. Cross-currency swaps and foreign currency forward contracts, whereby CIT pays various foreign currencies and receives U.S. dollars, are utilized to effectively convert U.S. dollar denominated debt to foreign currency denominated debt. These transactions are classified as foreign currency net investment hedges, or foreign currency cash flow hedges, with resulting gains and losses reflected in accumulated other comprehensive income as a separate component of equity.

Derivative instruments are recognized in the balance sheet at their fair values in other assets and accrued liabilities and payables, and changes in fair values are recognized immediately in earnings, unless the derivatives qualify as cash flow hedges. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in accumulated other comprehensive income as a separate component of equity, and contractual cash flows, along with the related impact of the hedged items, continue to be recognized in earnings. Any ineffective portion of a hedge is reported in current earnings. Amounts accumulated in other comprehensive income are reclassified to earnings in the same period that the hedged transaction impacts earnings.

Hedge effectiveness is assessed both at the inception of the hedge and on an on-going basis, at least every quarter. Hedge ineffectiveness is measured in accordance with contemporaneous hedge documentation as of each financial statement period.

The net interest differential, including premiums paid or received, if any, on interest rate swaps, is recognized on an accrual basis as an adjustment to finance income or as interest expense to correspond with the hedged position. In the event of early termination of derivative instruments, the gain or loss is reflected in earnings as the hedged transaction is recognized in earnings.

CIT is exposed to credit risk to the extent that the counterparty fails to perform under the terms of a derivative instrument. This risk is measured as the market value of derivative transactions with a positive fair value, reduced by the effects of master netting agreements. We manage this credit risk by requiring that all derivative transactions be conducted with counterparties rated investment grade by nationally recognized rating agencies, with the majority of the counterparties rated “AA” or higher, and by setting limits on the exposure with any individual counterparty. Accordingly, counterparty credit risk is not considered significant.

Foreign Currency Translation

CIT has operations in Canada, Europe and other countries outside the United States. The functional currency for these foreign operations is generally the local currency. The value of the assets and liabilities of these operations is translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Revenue and expense items are translated at the average exchange rates effective during the year. The resulting foreign currency translation gains and losses, as well as offsetting gains and losses on hedges of net investments in foreign operations, are reflected in accumulated other comprehensive income. Transaction gains and losses resulting from exchange rate changes on transactions denominated in currencies other than the functional currency are included in net income.

Income Taxes

Deferred tax assets and liabilities are recognized for the expected future taxation of events that have been reflected in the Consolidated Financial Statements. Deferred tax liabilities and assets are determined based on the differences between the book values and the tax basis of particular assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. U.S. income taxes are generally not provided on undistributed earnings of foreign operations as such earnings are permanently invested. Income tax reserves reflect open tax return positions, tax assessments received, tax law changes and third party indemnifications, and are included in current taxes payable, which is reflected in accrued liabilities and payables.

Accounting for Costs Associated with Exit or Disposal Activities

A liability for costs associated with exit or disposal activities, other than in a business combination, is recognized when the liability is incurred. The liability is measured at fair value, with adjustments for changes in estimated cash flows recognized in earnings.

Other Comprehensive Income/Loss

Other comprehensive income/loss includes unrealized gains on securitization retained interests and other investments, foreign currency translation adjustments pertaining to both the net investment in foreign operations and the related derivatives designated as hedges of such investments, the changes in fair values of derivative instruments designated as hedges of future cash flows and minimum pension liability adjustments.

Consolidated Statements of Cash Flows

Cash and cash equivalents includes cash and interest-bearing deposits, which generally represent overnight money market investments of excess cash maintained for liquidity purposes. Cash inflows and outflows from commercial paper borrowings

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CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and most factoring receivables are presented on a net basis in the Statements of Cash Flows, as their original term is generally less than 90 days.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make extensive use of estimates and assumptions that affect: 1) the reported amounts of assets and liabilities at the date of the financial statements; 2) the reported amounts of income and expenses during the reporting period; and 3) the disclosure of contingent assets and liabilities at the date of the financial statements. Actual amounts could differ from those estimates.

Stock-Based Compensation

CIT has elected to apply Accounting Principles Board Opinion 25 (“APB 25“) rather than the optional provisions of SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123“), as amended by SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” in accounting for its stock-based compensation plans. Under APB 25, CIT does not recognize compensation expense on the issuance of its stock options because the option terms are fixed and the exercise price equals the market price of the underlying stock on the grant date. The following table presents the proforma information required by SFAS 123 as if CIT had accounted for stock options granted under the fair value method of SFAS 123.

Years Ended December 31, (dollars in millions except per share data)	2005	2004	2003

Net income available for common shareholders as reported	$936.4	$753.6	$566.9
Stock-based compensation expense - fair value method, after tax	(19.2)	(20.6)	(23.0)

Proforma net income	$917.2	$733.0	$543.9

Basic earnings per share as reported	$ 4.54	$ 3.57	$ 2.68
Basic earnings per share proforma	$ 4.45	$ 3.47	$ 2.57
Diluted earnings per share as reported	$ 4.44	$ 3.50	$ 2.66
Diluted earnings per share proforma	$ 4.35	$ 3.41	$ 2.55

Compensation expense related to restricted stock awards is recognized over the respective vesting periods and totaled (net of tax) $26.4 million, $14.3 million and $5.5 million for the years ended December 31, 2005, 2004 and 2003.

Earnings per Share

Basic EPS is computed by dividing net income by the weighted-average number of common shares outstanding for the period. The diluted EPS computation includes the potential impact of dilutive securities, including stock options and restricted stock grants. The dilutive effect of stock options is computed using the treasury stock method, which assumes the repurchase of common shares by CIT at the average market price for the period. Options that have an anti-dilutive effect are not included in the denominator and averaged approximately 17.0 million, 17.0 million and 17.4 million shares for the years ended December 31, 2005, 2004 and 2003.

Fair Value of Financial Instruments

SFAS No. 107 “Disclosures About Fair Value of Financial Instruments” requires disclosure of the estimated fair value of CIT’s financial instruments, excluding leasing transactions accounted for under SFAS 13. The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instrument, assuming adequate market liquidity. Because no established trading market exists for a significant portion of CIT’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involving uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions or estimation methods may significantly affect the estimated fair values. Because of these limitations, management provides no assurance that the estimated fair values presented would necessarily be realized upon disposition or sale.

Actual fair values in the marketplace are affected by other significant factors, such as supply and demand, investment trends and the motivations of buyers and sellers, which are not considered in the methodology used to determine the estimated fair values presented. In addition, fair value estimates are based on existing financial instruments without attempting to estimate the value of future business transactions and the value of assets and liabilities that are part of CIT’s overall value but are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include customer base, operating lease equipment, premises and equipment, assets received in satisfaction of loans, and deferred tax balances. In addition, tax effects relating to the unrealized gains and losses (differences in estimated fair values and carrying values) have not been considered in these estimates and can have a significant effect on fair value estimates. The carrying amounts for cash and cash equivalents approximate fair value because they have short maturities and do not present significant credit risks. Credit-related commitments, as disclosed in Note 16 – “Commitments and Contingencies”, are primarily short-term floating-rate contracts whose terms and conditions are individually negotiated, taking

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CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

into account the creditworthiness of the customer and the nature, accessibility and quality of the collateral and guarantees. Therefore, the fair value of credit-related commitments, if exercised, would approximate their contractual amounts.

Accounting Pronouncements

On January 1, 2005, the Company adopted Statement of Position No. 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer” (“SOP 03-3“). SOP 03-3 requires acquired loans to be carried at fair value and prohibits the establishment of credit loss valuation reserves at acquisition for loans that have evidence of credit deterioration since origination. The implementation of SOP 03-3 did not have a material financial statement impact.

In December 2004, the FASB issued a revision to SFAS No. 123, “Share-Based Payment” (“FAS 123R”). FAS 123R requires the recognition of compensation expense for all stock-based compensation plans as of the beginning of the first annual reporting period that begins after June 15, 2005. The current accounting for employee stock options is most impacted by this new standard, as costs associated with the Company’s restricted stock awards are already recognized in net income and amounts associated with employee stock purchase plans are not significant. Similar to the proforma amounts disclosed historically, the compensation cost relating to options will be based upon the grant-date fair value of the award and will be recognized over the vesting period. FAS 123R will be adopted as of January 1, 2006, utilizing the modified prospective application method, whereby the expense relating to post-adoption grants and unvested grants as of the adoption date will be recognized in earnings. The estimated impact for the year 2006 is approximately $0.10 diluted EPS.

In December 2004, the FASB issued FASB Staff Position No. FAS 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004“ (“FSP 109-2“). The implementation of FSP 109-2 is not expected to have a material financial statement impact on the Company, as there are no present plans to repatriate foreign earnings.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” On November 7, 2003, certain measurement and classification provisions of SFAS 150, relating to certain mandatorily redeemable non-controlling interests, were deferred indefinitely. The implementation of these delayed provisions, which relate primarily to minority interests associated with finite-lived entities, is not expected to have a material financial statement impact on the Company.

The FASB has issued FASB Staff Position (FSP) No. 13-a, “Accounting for a Change or Projected Change in the Timing of Cash Flows Related to Income Taxes Generated by a Leveraged Lease Transaction.” As CIT does not participate in “lease in lease out” transactions, the adoption of the FSP as proposed is not expected to have a material financial statement impact.

NOTE 2 – FINANCE RECEIVABLES

The following table presents finance receivables by loans and lease receivables, as well as finance receivables previously securitized and still serviced by CIT.

December 31, (dollars in millions)	2005	2004

Loans	$37,410.3	$27,566.2
Leases	6,884.2	7,482.0

Finance receivables	$44,294.5	$35,048.2

Finance receivables securitized and
serviced by CIT	$ 7,285.7	$ 8,309.7

Finance receivables include the following:

December 31, (dollars in millions)	2005	2004

Unearned income	$ (3,436.3)	$ (3,242.8)
Equipment residual values	$ 2,064.7	$ 2,389.7
Leveraged leases, net	$ 1,020.7	$ 1,241.8

Leveraged leases exclude the portion funded by third party non-recourse debt payable of $2,311.4 million and $2,941.5 million at December 31, 2005 and 2004.

The following table sets forth the contractual maturities of finance receivables by respective fiscal period.

December 31, (dollars in millions)	2005		2004

Due Within Year:
1	$12,438.0	28.1%	$11,799.5	33.7%
2	4,482.0	10.1%	4,827.0	13.8%
3	3,872.0	8.7%	3,720.8	10.6%
4	2,556.2	5.8%	2,465.3	7.0%
5	2,494.9	5.6%	2,066.8	5.9%
Thereafter	18,451.4	41.7%	10,168.8	29.0%

Total	$44,294.5	100.0%	$35,048.2	100.0%

Non-performing assets reflect both finance receivables on non-accrual status (primarily finance receivables that are ninety days or more delinquent) and assets received in satisfaction of loans (repossessed assets). The following table sets forth certain information regarding total non-performing assets.

December 31, (dollars in millions)	2005	2004

Non-accrual finance receivables	$460.7	$458.4
Assets received in satisfaction of
finance receivables	60.5	81.2

Total non-performing assets	$521.2	$539.6

Percentage of finance receivables	1.18%	1.54%

ITEM 8 – Financial Statements and Supplementary Data	13

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table contains information on finance receivables evaluated for impairment and the reserve for credit losses.

At or for the Years Ended December 31, (dollars in millions)	2005	2004	2003

Finance receivables considered for impairment	$302.5	$400.9	$516.5
Impaired finance receivables with specific allowance(1)	$229.7	$235.4	$279.8
Specific allowance(1)	$ 76.5	$110.3	$120.7
Impaired finance receivables with no specific allowance	$ 72.8	$165.5	$236.7
Average monthly investment in impaired finance receivables(2)	$315.5	$445.4	$690.5

(1)	The allowance is the excess of the recorded investment in the finance receivables over the related estimated fair value of collateral and other cash flows (if the finance receivable is collateralized) or the present value of expected future cash flows discounted at the contracts’ effective interest rates.
(2)	Includes telecommunications related accounts totaling $129.3 million, $224.3 million and $316.0 million for the years ended December 31, 2005, 2004 and 2003.

NOTE 3 – RESERVE FOR CREDIT LOSSES

The following table presents changes in the reserve for credit losses.

At or for the Years Ended December 31, (dollars in millions)	2005	2004	2003

Balance, beginning of period	$ 617.2	$ 643.7	$ 760.8

Provision for credit losses	182.4	270.0	408.8
Provision for credit losses – specific reserving actions(1)	34.6	(55.8)	(21.5)
Reserves relating to dispositions, acquisitions and other	38.6	60.5	17.5

Additions to the reserve for credit losses	255.6	274.7	404.8

Charged-off – finance receivables	(328.7)	(340.3)	(424.9)
Charged-off – telecommunications	–	(40.1)	(47.0)
Charged-off – Argentine	–	–	(101.0)
Recoveries on finance receivables previously charged-off	77.6	79.2	51.0

Net credit losses	(251.1)	(301.2)	(521.9)

Balance, end of period	$ 621.7	$ 617.2	$ 643.7

Reserve for credit losses as a percentage of finance receivables	1.40%	1.76%	2.06%

(1)	The 2005 amount relates to a reserve for credit losses for estimated incurred losses associated with Hurricanes Katrina and Rita. The 2004 amount includes a $43.3 million reduction to the telecommunications specific reserve following improvements in the underlying accounts and a $12.5 million reduction of the Argentine reserve following the sale of the remaining assets in this portfolio. The 2003 amount reflects a reduction of a previously established Argentine reserve after substantial work-out efforts were completed.

14	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – OPERATING LEASE EQUIPMENT

The following table provides an analysis of the net book value (net of accumulated depreciation of $1.9 billion at the end of both years) of operating lease assets, by equipment type.

December 31, (dollars in millions)	2005	2004

Commercial aircraft (including regional aircraft)	$5,187.0	$4,461.0
Railcars and locomotives	3,100.1	2,212.8
Information technology	382.1	430.4
Office equipment	290.0	274.2
Communications	188.7	237.8
Medical Equipment	97.6	–
Business aircraft	27.2	189.1
Other	363.0	485.6

Total	$9,635.7	$8,290.9

Off-lease equipment	$ 245.1	$ 118.3

Rental income on operating leases, which is included in finance income, totaled $1.5 billion for the year ended December 31, 2005, $1.4 billion for the year ended December 31, 2004, and $1.5 billion for the year ended December 31, 2003. The following table presents future minimum lease rentals on non-cancelable operating leases at December 31, 2005. Excluded from this table are variable rentals calculated on the level of asset usage, re-leasing rentals, and expected sales proceeds from remarketing operating lease equipment at lease expiration, all of which are components of operating lease profitability.

Years Ended December 31, (dollars in millions)	Amount

2006	$1,164.0
2007	1,017.6
2008	713.5
2009	482.3
2010	293.5
Thereafter	403.9

Total	$4,074.8

NOTE 5 – CONCENTRATIONS

The following table summarizes the geographic and industry compositions (by obligor) of financing and leasing portfolio assets.

December 31, (dollars in millions)	2005		2004
Geographic	Amount	Percent	Amount	Percent

North America:
Northeast	$10,544.8	19.0%	$ 8,463.4	18.7%
West	10,445.8	18.8%	8,595.3	19.0%
Midwest	9,479.7	17.0%	6,907.0	15.3%
Southeast	7,749.5	13.9%	6,283.3	14.0%
Southwest	5,604.4	10.1%	4,848.3	10.7%
Canada	3,384.7	6.1%	2,483.4	5.5%

Total North America	47,208.9	84.9%	37,580.7	83.2%
Other foreign	8,371.8	15.1%	7,580.2	16.8%

Total	$55,580.7	100.0%	$45,160.9	100.0%

ITEM 8 – Financial Statements and Supplementary Data	15

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, (dollars in millions)	2005		2004

Industry	Amount	Percent	Amount	Percent

Consumer based lending – home mortgage	$ 8,335.7	15.0%	$ 5,069.8	11.2%
Manufacturing (1)(6)	7,185.3	12.9%	6,932.0	15.4%
Commercial airlines (including regional airlines)	6,426.9	11.6%	5,512.4	12.2%
Retail (2)	6,322.3	11.4%	5,859.4	13.0%
Consumer based lending – student lending	5,267.8	9.5%	–	–
Service industries	3,096.5	5.6%	2,854.5	6.3%
Transportation (3)	2,543.6	4.6%	2,969.6	6.6%
Healthcare	2,123.7	3.8%	992.5	2.2%
Consumer based lending – non-real estate(4)	1,878.7	3.4%	2,480.1	5.5%
Wholesaling	1,834.4	3.3%	1,727.5	3.8%
Construction equipment	1,451.1	2.6%	1,603.1	3.5%
Other (no industry greater than 3.0%)(5)(6)	9,114.7	16.3%	9,160.0	20.3%

Total	$55,580.7	100.0%	$45,160.9	100.0%

(1)	Includes manufacturers of apparel (2.2%), followed by food and kindred products, chemical and allied products, rubber and plastics, industrial machinery and equipment, textiles, transportation equipment, and other industries.
(2)	Includes retailers of apparel (4.8%) and general merchandise (3.7%).
(3)	Includes rail, bus, over-the-road trucking and business aircraft.
(4)	Includes receivables from consumers for products in various industries such as manufactured housing, recreational vehicles, marine and computers and related equipment.
(5)	Included in “Other” above are financing and leasing assets in the energy, power and utilities sectors, which totaled $1.4 billion, or 2.5% of total financing and leasing assets at December 31, 2005. This amount includes approximately $853.5 million in project financing and $382.5 million in rail cars on lease.
(6)	Total exposure to manufacturers of automobile and related suppliers included in Manufacturing and Other was less than 1% of total financing and leasing assets at December 31, 2005.

NOTE 6 – RETAINED INTERESTS IN SECURITIZATIONS AND OTHER INVESTMENTS

Both retained interests in securitizations and other investments are designated as available for sale and shown in the following table.

December 31, (dollars in millions)	2005	2004

Retained interests in commercial loans:
Retained subordinated securities	$ 426.8	$ 446.2
Interest-only strips	387.2	292.4
Cash reserve accounts	276.8	323.4

Total retained interests in commercial loans	1,090.8	1,062.0

Retained interests in home lending consumer loans:
Retained subordinated securities	45.6	76.6
Interest-only strips	–	17.0

Total retained interests in consumer loans	45.6	93.6

Total retained interests in securitizations	1,136.4	1,155.6
Aerospace equipment trust certificates and other(1)	16.3	72.6

Total	$1,152.7	$1,228.2

(1)	At December 31, 2004 other includes a $4.7 million investment in common stock received as part of a loan work-out of an aerospace account.

16	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the net accretion recognized in pretax earnings, the related impairment charges, and unrealized after-tax gains, reflected as a part of accumulated other comprehensive income.

Years Ended December 31, (dollars in millions)	2005	2004	2003

Net accretion in pre-tax earnings	$62.5	$44.2	$81.5
Impairment charges, included in net accretion	$39.4	$62.4	$66.6
Unrealized after tax gains	$17.0	$ 8.4	$ 7.7

The prepayment speed, in the tables below, is based on Constant Prepayment Rate, which expresses payments as a function of the declining amount of loans at a compound annual rate. Weighted average expected credit losses are expressed as annual loss rates.

The key assumptions used in measuring the retained interests at the date of securitization for transactions completed during 2005 (there were no consumer transactions during 2005) were as follows:

	Commercial Equipment
	Specialty Finance	Equipment Finance
Weighted average prepayment speed	39.19%	12.66%
Weighted average expected credit losses	0.34%	0.73%
Weighted average discount rate	7.88%	9.00%
Weighted average life (in years)	1.26	2.03

Key assumptions used in calculating the fair value of the retained interests in securitized assets by product type at December 31, 2005 were as follows:

	Commercial Equipment		Consumer
	Specialty Finance	Equipment Finance	Manufactured Housing and Home Equity	Recreational Vehicle and Boat
Weighted average prepayment speed	22.09%	11.79%	28.09%	21.53%
Weighted average expected credit losses	0.94%	1.36%	2.14%	1.20%
Weighted average discount rate	7.71%	9.26%	13.10%	15.00%
Weighted average life (in years)	1.08	1.49	2.81	2.61

The impact of adverse changes to the key assumptions on the fair value of retained interests as of December 31, 2005 is shown in the following table.

		Consumer
(dollars in millions)	Commercial Equipment	Manufactured Housing and Home Equity	Recreational Vehicle and Boat

Prepayment speed:
10 percent adverse change	$(14.8)	$(3.4)	$ –
20 percent adverse change	(28.4)	(6.4)	0.1
Expected credit losses:
10 percent adverse change	(7.1)	(4.1)	(0.1)
20 percent adverse change	(14.2)	(8.1)	(0.2)
Weighted average discount rate:
10 percent adverse change	(10.4)	(1.1)	(0.1)
20 percent adverse change	(20.6)	(2.1)	(0.2)

ITEM 8 – Financial Statements and Supplementary Data	17

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

These sensitivities are hypothetical and should be used with caution. Changes in fair value based on a 10 percent or 20 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the sensitivities.

The following table summarizes static pool credit losses, which represent the sum of actual losses (life to date) and projected future credit losses, divided by the original balance of each pool of the respective assets for the securitizations during the period.

	Commercial Equipment Securitizations During:			Home Equity Securitizations During:
	2005	2004	2003	2005	2004	2003
Actual and projected losses at:
December 31, 2005	1.54%	1.08%	1.34%	(1)	(1)	3.00%
December 31, 2004		1.25%	1.52%		(1)	2.78%
December 31, 2003			1.74%			3.07%

(1) There were no home equity securitizations during 2004 and 2005, because all home equity finance receivables were funded on balance sheet.

The table that follows summarizes the roll-forward of retained interest balances and certain cash flows received from and paid to securitization trusts.

Year Ended December 31, (dollars in millions)	2005	2004	2003

Retained Interests
Retained interest at beginning of period	$ 1,155.6	$ 1,309.3	$ 1,355.9
New sales	683.0	499.5	640.9
Distributions from trusts	(797.6)	(682.5)	(728.6)
Change in fair value	13.7	1.2	(21.1)
Other, including net accretion, and clean-up calls	81.7	28.1	62.2

Retained interest at end of period	$ 1,136.4	$ 1,155.6	$ 1,309.3

Cash Flows During the Periods
Proceeds from new securitizations	$ 3,543.9	$ 3,870.4	$ 4,589.5
Other cash flows received on retained interests	788.4	719.0	688.2
Servicing fees received	67.8	80.3	80.2
Reimbursable servicing advances, net	12.9	(6.0)	7.3
Repurchases of delinquent or foreclosed assets and ineligible contracts	(11.6)	(16.1)	(63.0)
Purchases of contracts through clean-up calls	(320.5)	(164.5)	(439.8)
Guarantee draws	(2.2)	(3.2)	(2.1)

Total, net	$ 4,078.7	$ 4,479.9	$ 4,860.3

18	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents net charge-offs and accounts past due 60 days or more, on both an owned portfolio basis and managed receivable basis.

At or for the Year Ended December 31, (dollars in millions)	2005		2004		2003

Net Charge-offs of Average Finance Receivables
Commercial	$197.9	0.63%	$ 260.2	0.88%	$ 494.7	1.79%
Consumer	53.2	0.52%	41.0	1.11%	27.2	1.53%

Total	$251.1	0.60%	$ 301.2	0.91%	$ 521.9	1.77%

Net Charge-offs of Average Managed Receivables
Commercial	$253.8	0.67%	$ 349.2	0.96%	$ 639.5	1.80%
Consumer	80.8	0.72%	60.7	1.17%	40.6	1.02%

Total	$334.6	0.68%	$ 409.9	0.99%	$ 680.1	1.72%

Finance Receivables Past Due 60 Days or More
Commercial	$440.0	1.43%	$ 491.6	1.64%	$ 587.6	2.05%
Consumer (1)	318.2	2.35%	116.4	2.27%	88.7	3.33%

Total (1)	$758.2	1.71%	$ 608.0	1.73%	$ 676.3	2.16%

Managed Receivables Past Due 60 Days or More
Commercial	$564.4	1.47%	$ 650.6	1.69%	$ 824.4	2.22%
Consumer (1)	401.0	2.71%	227.8	3.45%	197.6	4.22%

Total (1)	$965.4	1.81%	$ 878.4	1.95%	$ 1,022.0	2.44%

(1)	Excluding student lending, consumer finance receivables past due would have been $185.5 million (2.18%) while total finance receivables past due would have been $625.5 million (1.59%) and consumer managed receivables past due would have been $268.3 million (2.82%) while total managed receivables past due would have been $832.7 million (1.73%).

NOTE 7 – OTHER ASSETS

The following table presents the primary components of other assets.

December 31, (dollars in millions)	2005	2004

Accrued interest and receivables from derivative counterparties	$ 350.2	$ 390.0
Investments in and receivables from non-consolidated subsidiaries	549.8	719.5
Deposits on commercial aerospace flight equipment	317.4	333.1
Direct and private fund equity investments	30.2	181.0
Prepaid expenses	145.9	105.3
Repossessed assets and off-lease equipment	80.7	98.9
Furniture and fixtures, miscellaneous receivables and other assets	1,160.8	885.9

	$2,635.0	$2,713.7

NOTE 8 – DEBT

The following table presents data on commercial paper borrowings.

December 31, (dollars in millions)	2005	2004

Borrowings outstanding	$ 5,225.0	$ 4,210.9
Weighted average interest rate	3.70%	2.55%
Weighted average number of days to maturity	47 days	45 days

ITEM 8 – Financial Statements and Supplementary Data	19

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, (dollars in millions)	2005	2004	2003

Daily average borrowings	$ 4,693.2	$ 4,831.3	$ 4,648.2
Maximum amount outstanding	$ 5,914.0	$ 5,326.1	$ 4,999.1
Weighted average interest rate	3.45%	1.68%	1.25%

The consolidated weighted average interest rates on variable-rate senior notes at December 31, 2005 and December 31, 2004 were 4.43% and 2.63%, respectively. Fixed-rate senior debt outstanding at December 31, 2005 matures at various dates through 2015. The consolidated weighted-average interest rates on fixed-rate senior debt at December 31, 2005 and December 31, 2004 were 5.16% and 5.53%, respectively. Foreign currency-denominated debt (stated in U.S. Dollars) totaled $4,787.9 million at December 31, 2005, of which $4,025.7 million was fixed-rate and $762.2 million was variable-rate. Foreign currency-denominated debt (stated in U.S. Dollars) totaled $5,017.5 million at December 31, 2004, of which $4,335.4 million was fixed-rate and $682.1 million was variable-rate.

The following tables present total variable-rate and fixed-rate debt.

(dollars in millions) Variable-Rate Debt	Commercial Paper	Variable-rate Senior Notes	December 31, 2005	December 31, 2004
Due in 2005	$ –	$ –	$ –	$ 7,566.3
Due in 2006	5,225.0	6,154.7	11,379.7	3,946.3
Due in 2007	–	5,318.6	5,318.6	3,169.0
Due in 2008	–	2,053.7	2,053.7	50.9
Due in 2009	–	751.2	751.2	836.0
Due in 2010	–	714.5	714.5	–
Due after 2010	–	492.4	492.4	187.4

Total	$5,225.0	$15,485.1	$20,710.1	$15,755.9

Fixed-Rate Term Debt
Due in 2005	$ –	$ 4,589.4
Due in 2006 (rates ranging from 1.70% to 6.50%)	3,017.3	2,723.6
Due in 2007 (rates ranging from 2.35% to 7.38%)	3,994.0	3,907.6
Due in 2008 (rates ranging from 2.70% to 5.88%)	2,574.8	1,959.0
Due in 2009 (rates ranging from 3.35% to 6.88%)	1,400.1	1,378.3
Due in 2010 (rates ranging from 4.05% to 6.80%)	3,041.6	763.1
Due after 2010 (rates ranging from 3.80% to 7.75%)	8,825.8	6,394.1

Total	$22,853.6	$21,715.1

At December 31, 2005, $0.8 billion of unissued debt securities remained under a shelf registration statement. The following table represents information on unsecured committed lines of credit at December 31, 2005, that can be drawn upon to support U.S. commercial paper borrowings.

(dollars in millions) Expiration	Total	Drawn	Available
October 14, 2008 (1)	$2,100.0	$ –	$2,100.0
April 14, 2009	2,100.0	–	2,100.0
April 13, 2010	2,100.0	–	2,100.0

Total credit lines	$6,300.0	$ –	$6,300.0

(1)	CIT has the ability to issue up to $400 million of letters of credit under the $2.1 billion facility expiring in 2008, which, if utilized, reduces available borrowings under this facility.

20	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The credit line agreements contain clauses that permit extensions beyond the expiration dates upon written consent from the participating lenders. In addition to the above lines, CIT has undrawn, unsecured committed lines of credit of $146.5 million, which supports the Australia commercial paper program. Certain foreign operations utilize local financial institutions to fund operations. At December 31, 2005, local credit facilities totaled $128.7 million, of which $58.4 million was undrawn and available. During 2005 CIT also entered into a $750 million, five year letter of credit facility, primarily in conjunction with the factoring business. As of December 31, 2005, $397 million was undrawn and available under this facility.

Non-recourse secured borrowings – student lending

In February 2005, CIT acquired a student lending business (“Student Loan Xpress”), which is funded largely with Education Loan Backed Notes. As Student Loan Xpress retains certain call features with respect to the related assets (collateral), the transactions do not meet the SFAS 140 requirements for sales treatment and are therefore recorded as secured borrowings. The outstanding non-recourse secured borrowings totaled $4.0 billion at December 31, 2005, of which $0.5 billion was due in 2006 and the remaining due in 2011 and thereafter. The consolidated weighted average interest rates on these secured borrowings at December 31, 2005 was 4.52%.

Preferred Capital Securities

In February 1997, CIT Capital Trust I (the “Trust”), a wholly-owned subsidiary of CIT, issued in a private offering $250.0 million liquidation value of 7.70% Preferred Capital Securities (the “Capital Securities”), which were subsequently registered with the Securities and Exchange Commission pursuant to an exchange offer. Each capital security was recorded at the liquidation value of $1,000. The Trust subsequently invested the offering proceeds in $250.0 million principal amount of Junior Subordinated Debentures (the “Debentures”) of CIT, having identical rates and payment dates. The Debentures of CIT represent the sole assets of the Trust. Holders of the Capital Securities are entitled to receive cumulative distributions at an annual rate of 7.70% through either the redemption date or maturity of the Debentures (February 15, 2027). Both the Capital Securities issued by the Trust and the Debentures of CIT owned by the Trust are redeemable in whole or in part on or after February 15, 2007 or at any time in whole upon changes in specific tax legislation, bank regulatory guidelines or securities law at the option of CIT at their liquidation value or principal amount. The securities are redeemable at a specified premium through February 15, 2017, at which time the redemption price will be at par, plus accrued interest. Distributions by the Trust are guaranteed by CIT to the extent that the Trust has funds available for distribution.

NOTE 9 – DERIVATIVE FINANCIAL INSTRUMENTS

The following table presents the notional principal amounts of interest rate swaps by class and the corresponding hedged positions.

(dollars in millions)
December 31,
2005	2004	Hedged Item	Hedge Classification
Variable-rate to fixed-rate swaps
$3,260.2	$3,054.1	Cash flow variability related to forecasted commercial paper issuances	Cash flow
4,935.2	479.5	Cash flow variability associated with specific variable-rate debt	Cash flow

$8,195.4	$3,533.6

CIT pays a fixed rate of interest and receives a variable rate of interest. These swaps hedge the cash flow variability associated with forecasted commercial paper issuances and specific variable-rate debt.

Fixed-rate to variable-rate swaps
$10,320.1	$7,223.9	Specific fixed-rate debt	Fair value
–	418.7	Cash flow variability associated with specific variable-rate assets	Cash flow

$10,320.1	$7,642.6

CIT pays a variable rate of interest and receives a fixed rate of interest. These swaps hedge specific fixed-rate debt instruments and the interest rate variability associated with specific variable-rate assets.

In addition to the swaps in the table above, CIT had $2.0 billion in notional amount of interest rate swaps outstanding with securitization trusts at December 31, 2005 to protect the trusts against interest rate risk. CIT entered into offsetting swap transactions with third parties totaling $2.0 billion in notional amount at December 31, 2005 to insulate the Company from the related interest rate risk.

ITEM 8 – Financial Statements and Supplementary Data	21

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the maturity, notional principal amounts and the weighted average interest rates received or paid on U.S. dollar denominated interest rate swaps at December 31, 2005.

(dollars in millions)	Floating to Fixed-rate			Fixed to Floating-rate

Maturity Years Ending December 31,	Notional Amount	Receive Rate	Pay Rate	Notional Amount	Receive Rate	Pay Rate

2006	$3,298.5	4.50%	4.61%	$ 40.8	5.18%	6.83%
2007	1,956.3	4.52%	4.76%	637.7	5.53%	6.36%
2008	1,480.2	4.53%	4.71%	797.9	4.79%	5.08%
2009	172.7	4.50%	5.65%	1,300.0	4.47%	5.22%
2010	666.2	4.51%	5.24%	1,750.0	4.75%	4.64%
2011 – Thereafter	459.7	4.85%	5.87%	2,476.6	6.65%	5.83%

Total	$8,033.6			$7,003.0

The following table presents the maturity, notional principal amounts and the weighted average interest rates received or paid, of foreign currency denominated interest rate swaps at December 31, 2005.

	Floating to Fixed-rate			Fixed to Floating-rate

(dollars in millions) Foreign Currency	Notional Amount	Receive Rate	Pay Rate	Notional Amount	Receive Rate	Pay Rate	Maturity Range
Euro	$ –	–	–	$2,396.9	4.33%	3.28%	2011-2015
British Pound	–	–	–	894.8	5.51%	5.20%	2008-2014
Japanese Yen	–	–	–	25.4	3.25%	3.19%	2006
Canadian Dollar	94.5	3.33%	3.92%	–	–	–	2009-2010
Australian Dollar	67.3	5.62%	5.49%	–	–	–	2006-2009

	$161.8			$3,317.1

22	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Variable rates are based on the contractually determined rate or other market rate indices and may change significantly, affecting future cash flows.

The following table presents the notional principal amounts of cross-currency swaps by class and the corresponding hedged positions.

(dollars in millions)

December 31,
2005	2004	Hedged Item	Hedge Classification	Description

$2,623.0	$ 603.4	Foreign denominated debt	Foreign currency fair value

CIT pays a U.S. variable rate of interest and receives a variable foreign rate of interest. These swaps hedge the fair value changes in foreign currency associated with specific foreign denominated debt and are designated as foreign currency fair value hedges.

249.5	631.6	Foreign denominated fixed-rate debt	Foreign currency cash flow

CIT pays a U.S. fixed rate of interest and receives a fixed foreign rate of interest. These swaps hedge the currency cash flow variability associated with payments on specific foreign denominated fixed-rate debt and are designated as foreign currency cash flow hedges.

100.0	157.6	Foreign currency loans to subsidiaries	Foreign currency cash flow

CIT receives a U.S. fixed rate of interest and pays a fixed foreign rate of interest. These swaps hedge the currency cash flow variability associated with payments on specific fixed-rate foreign denominated inter-company receivables and are designated as foreign currency cash flow hedges.

5.3	36.5	Foreign currency loans to subsidiaries	Foreign currency fair value

CIT receives a U.S. variable rate of interest and pays a variable foreign rate of interest. These swaps hedge the fair value currency changes associated with specific foreign denominated variable-rate inter-company receivables and are designated as foreign currency fair value hedges.

–	418.7	Foreign currency equity investments in subsidiaries	Foreign currency net investment	CIT receives a U.S. fixed rate of interest and pays a fixed foreign rate of interest. These swaps designated as net investment hedges of foreign denominated investments in subsidiaries.

$2,977.8	$1,847.8

Foreign currency forward exchange contracts

CIT sells various foreign currencies forward. These contracts are designated as either cash flow hedges of specific foreign denominated inter-company receivables or as net investment hedges of foreign denominated investments in subsidiaries. The following table presents the notional principal amounts of foreign currency forward exchange contracts and the corresponding hedged positions.

(dollars in millions)
December 31,			Hedge
2005	2004	Hedged Item	Classification

$1,579.6	$1,611.7	Foreign currency loans to subsidiaries	Foreign currency cash flow
2,844.9	1,207.4	Foreign currency equity investments in subsidiaries	Foreign currency net investment

$4,424.5	$2,819.1

The following table presents the maturity and notional principal amounts of foreign currency hedges at December 31, 2005.

(dollars in millions)
Maturity Years Ending December 31,	Foreign Currency Exchange Forwards	Cross-Currency Swaps
2006	$1,745.1	$ 24.9
2007	2,174.0	16.5
2008	505.4	185.7
2009	–	603.4
2010	–	171.6
2011 – Thereafter	–	1,975.7

Total	$4,424.5	$2,977.8

During the fourth quarter of 2005, CIT executed a variable to fixed-rate natural gas commodity swap. This swap hedges forecasted cash flows associated with a specific energy investment and is accounted for as a cash flow hedge. The mark-to-market of this swap was a decrease in value of $2.62 million at December 31, 2005 with the effective portion of $2.57 million recorded in accumulated other comprehensive income.

ITEM 8 – Financial Statements and Supplementary Data	23

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The table that follows summarizes economic hedges that do not qualify for hedge accounting under SFAS 133.

(dollars in millions)

December 31,
2005	2004	Type of Swaps/Caps
$ 118.0	$ 98.0	Credit default swaps
246.5	1,045.4	Compound cross-currency swaps
936.4	–	U.S. dollar Interest rate swaps
6.8	24.3	Interest rate caps

$1,307.7	$1,167.7

During 2005 and 2004, CIT entered into credit default swaps, with terms of 5 years, to economically hedge certain CIT credit exposures. The change in the fair value adjustment for the year ended December 31, 2005 amounted to a $6.1 million pretax gain. CIT also has certain cross-currency swaps, certain U.S. dollar interest rate swaps, and interest rate caps that are economic hedges of certain interest rate and foreign currency exposures. The mark-to-market adjustment relating to these derivatives for the year ended December 31, 2005 including the gain on certain compound cross-currency swaps that were terminated in 2005 amounted to a $41.7 million pretax increase to earnings. See Note 25 – Selected Quarterly Financial Data and Item 9A. Controls and Procedures.

The components of the adjustment to Accumulated Other Comprehensive Income/Loss for derivatives qualifying as hedges of future cash flows are presented in the following table.

(dollars in millions)	Fair Value of Derivatives	Income Tax Effects	Total Unrealized Gain (Loss)

Balance at December 31, 2003 – unrealized loss	$(64.6)	$ 23.3	$(41.3)
Changes in values of derivatives qualifying as cash flow hedges	23.3	(9.1)	14.2

Balance at December 31, 2004 – unrealized loss	(41.3)	14.2	(27.1)
Changes in values of derivatives qualifying as cash flow hedges	89.7	(35.0)	54.7

Balance at December 31, 2005 – unrealized gain	$ 48.4	$(20.8)	$ 27.6

The unrealized gain as of and for the year ended December 31, 2005 reflects higher market interest rates since the inception of the hedges. The Accumulated Other Comprehensive Income (along with the corresponding swap asset or liability) will be adjusted as market interest rates change over the remaining lives of the swaps. Assuming no change in interest rates, approximately $3.8 million, net of tax, of the Accumulated Other Comprehensive Income as of December 31, 2005 is expected to be reclassified to earnings over the next twelve months as contractual cash payments are made.

Hedge ineffectiveness occurs in certain cash flow hedges, and is recorded as either an increase or decrease to interest expense as presented in the following table.

(dollars in millions)	Ineffectiveness	Increase/ Decrease to Interest Expense

Year ended December 31, 2005	$1.5	Increase
Year ended December 31, 2004	$1.4	Decrease
Year ended December 31, 2003	$0.2	Decrease

24	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – STOCKHOLDERS’ EQUITY

Preferred Stock

On July 26, 2005, the Company issued $500 million aggregate amount of Series A and Series B preferred equity securities. The key terms of the issuances are as follows.

	Series A	Series B

Securities issued	Stated value of $350 million, comprised of 14 million shares of 6.35% non-cumulative fixed rate preferred stock, $0.01 par value per share, with a liquidation value of $25.	Stated value of $150 million, comprised of 1.5 million shares of 5.189% non-cumulative adjustable rate preferred stock, $0.01 par value per share, with a liquidation value of $100.

Dividends	Annual fixed-rate of 6.35%, payable quarterly, when and if declared by the Board of Directors. Dividends are non-cumulative.	Annual fixed-rate of 5.189%, payable quarterly, when and if declared by the Board of Directors, through September 15, 2010, and thereafter at an annual floating rate spread over a pre-specified benchmark rate. Dividends are non-cumulative.

Redemption/maturity	No stated maturity date. Not redeemable prior to September 15, 2010. Redeemable thereafter at $25 per share at the option of CIT.	No stated maturity date. Not redeemable prior to September 15, 2010. Redeemable thereafter at $100 per share at the option of CIT.

Voting rights	No voting rights.	No voting rights.

Common Stock

The following table summarizes changes in common stock outstanding for the respective periods.

	Issued	Less Treasury	Outstanding
Balance at December 31, 2004	212,112,203	(1,672,033)	210,440,170
Treasury shares purchased		(6,388,253)	(6,388,253)
Treasury shares purchased – accelerated buyback program		(10,908,136)	(10,908,136)
Stock options exercised		5,659,182	5,659,182
Employee stock purchase plan participation		103,883	103,883
Restricted shares vested	203,295		203,295

Balance at December 31, 2005	212,315,498	(13,205,357)	199,110,141

Treasury Stock

Pursuant to authorization by the Company’s Board of Directors, on July 19, 2005, the Company entered into an agreement to purchase shares of the Company’s common stock for an aggregate purchase price of $500 million under an accelerated stock buyback program. On July 28, 2005, the Company paid $500 million and received an initial delivery of 8,232,655 shares. On August 12, 2005, the Company received an additional 1,830,812 shares and a final delivery of 844,669 was received on December 21, 2005.

Accumulated Other Comprehensive Income/(Loss)

The following table details the components of accumulated other comprehensive income/(loss), net of tax.

(dollars in millions) December 31,	2005	2004	2003

Changes in fair values of derivatives qualifying as cash flow hedges	$ 27.6	$(27.1)	$ (41.3)
Foreign currency translation adjustments	73.5	(37.2)	(105.8)
Minimum pension liability adjustments	(3.2)	(2.7)	(0.8)
Unrealized gain on equity investments and securitization interests	17.3	8.6	6.3

Total accumulated other comprehensive income (loss)	$ 115.2	$(58.4)	$(141.6)

ITEM 8 – Financial Statements and Supplementary Data	25

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended December 31, 2005, $87.4 million of tax benefits, net of foreign currency translation losses relating to foreign currency net investments and related hedging transactions, were recorded in the foreign currency translation component of equity, with offsetting amounts recorded in other assets and liabilities. These adjustments followed the completion of remediation and enhancements in internal controls, including additional proof and control procedures, with respect to income tax and foreign currency accounting.

NOTE 11 – EARNINGS PER SHARE

The reconciliation of the numerator and denominator of basic EPS with that of diluted EPS is presented.

(dollars in millions, except per share amounts, which are in whole dollars, shares in thousands)	Income (Numerator)	Shares (Denominator)	Per Share Amount

Year Ended December 31, 2005
Basic EPS:
Income available to common stockholders	$936.4	206,059	$4.54
Effect of Dilutive Securities:
Restricted shares	–	1,706
Stock options	–	2,969

Diluted EPS	$936.4	210,734	$4.44

Year Ended December 31, 2004
Basic EPS:
Income available to common stockholders	$753.6	211,017	$3.57
Effect of Dilutive Securities:
Restricted shares	–	764
Stock options	–	3,273

Diluted EPS	$753.6	215,054	$3.50

Year Ended December 31, 2003
Basic EPS:
Income available to common stockholders	$566.9	211,681	$2.68
Effect of Dilutive Securities:
Restricted shares	–	396
Stock options	–	1,066

Diluted EPS	$566.9	213,143	$2.66

26	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – OTHER REVENUE

The following table sets forth the components of other revenue.

(dollars in millions) Years Ended December 31,	2005	2004	2003

Fees and other income	$ 637.0	$518.6	$586.2
Factoring commissions	235.7	227.0	189.8
Gains on sales of equipment	91.9	101.6	70.7
Gains on securitizations	39.1	59.1	100.9
Gain on sale of real estate investment (1)	115.0	–	–
Gain on sale of business aircraft (2)	22.0	–	–
Gain on sale of micro-ticket leasing business unit (3)	44.3	–	–
Charge related to aircraft held for sale (4)	(86.6)	–	–
Charges related to manufactured housing assets held for sale (5)	(20.0)	(15.7)	–
Gain on derivatives (6)	43.1	–	–
Gain (loss) on venture capital investments	15.9	(3.5)	(88.3)

Total other revenue	$1,137.4	$887.1	$859.3

(1)	The gain resulted from the sale of an interest in Waterside Plaza, a residential complex in New York City.
(2)	The gain resulted from the sale of approximately $900 million of the business aircraft portfolio.
(3)	The gain resulted from the sale of the micro-ticket leasing point-of-sale unit, which included approximately $295 million of equipment leases.
(4)	The charge resulted from placing approximately $190 million of certain older, out-of- production commercial, regional and business aircraft as held for sale and marking the assets to an estimated fair value.
(5)	The charges resulted from classifying approximately $125 million and $300 million of manufactured housing loans as held for sale in 2005 and 2004 and marking the loans to an estimated fair value. The $300 million in loans were sold in the first quarter of 2005 while $91 million of the $125 million was sold during the fourth quarter of 2005.
(6)	The gain on derivatives relates to the mark-to-market of specific cross-currency swaps that did not qualify for hedge accounting treatment.

NOTE 13 – SALARIES AND GENERAL OPERATING EXPENSES

The following table sets forth the components of salaries and general operating expenses.

(dollars in millions) Years Ended December 31,	2005	2004	2003

Salaries and employee benefits	$ 695.8	$ 612.2	$529.6
Other operating expenses	418.0	399.9	358.6

Total	$1,113.8	$1,012.1	$888.2

NOTE 14 – INCOME TAXES

The effective tax rate varied from the statutory federal corporate income tax rate as follows:

Percentage of Pretax Income Years Ended December 31,	2005	2004	2003

Federal income tax rate	35.0%	35.0%	35.0%
Increase (decrease) due to:
State and local income taxes, net of
federal income tax benefit	3.1	3.2	3.7
Tax on global operations	(2.1)	1.4	1.0
Other	(3.2)	(0.6)	(0.7)

Effective tax rate	32.8%	39.0%	39.0%

ITEM 8 – Financial Statements and Supplementary Data	27

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The provision for income taxes is comprised of the following.

Years Ended December 31, (dollars in millions)	2005	2004	2003

Current federal income tax provision	$ 20.4	$ 1.5	$ –
Deferred federal income tax provision	295.7	321.0	265.1

Total federal income taxes	316.1	322.5	265.1
State and local income taxes	69.7	69.1	53.5
Foreign income taxes	78.4	91.6	46.4

Total provision for income taxes	$464.2	$483.2	$365.0

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and liabilities are presented below. Certain 2004 balances have been conformed to the current period presentation.

December 31, (dollars in millions)	2005	2004

Assets:
Net operating loss carryforwards	$ 428.2	$ 712.8
Provision for credit losses	216.8	208.5
Alternative minimum tax credits	162.0	142.0
Accrued liabilities and reserves	89.8	80.2
Other	171.4	177.7

Total deferred tax assets	1,068.2	1,321.2

Liabilities:
Operating leases	(968.4)	(930.0)
Leveraged leases	(483.7)	(501.2)
Loans and direct financing leases	(287.5)	(327.6)
Securitizations	(173.4)	(259.4)
Joint ventures	(74.1)	(72.4)
Other	(57.1)	(33.1)

Total deferred tax liabilities	(2,044.2)	(2,123.7)

Net deferred tax (liability)	$ (976.0)	$ (802.5)

At December 31, 2005, CIT had U.S. federal net operating losses of approximately $850 million, which expire in various years beginning in 2011. In addition, CIT has a deferred tax asset of approximately $131.5 million related to various state net operating losses that will expire in various years beginning in 2006. Federal and state operating losses may be subject to annual use limitations under section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under certain state laws. Management believes that CIT will have sufficient taxable income in future years and can avail itself of tax planning strategies in order to fully utilize the federal losses. Accordingly, CIT does not believe a valuation allowance is required with respect to these federal net operating losses. Based on management’s assessment as to realizability, the net deferred tax liability includes a valuation allowance of approximately $19.0 million and $7.4 million relating to state net operating losses at December 31, 2005 and 2004.

28	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – RETIREMENT, OTHER POSTRETIREMENT AND OTHER BENEFIT PLANS

Retirement and Postretirement Medical and Life Insurance Benefit Plans

CIT has a number of funded and unfunded noncontributory defined benefit pension plans covering certain of its U.S. and non-U.S. employees, each of which is designed in accordance with the practices and regulations in the countries concerned. Retirement benefits under the defined benefit pension plans are based on the employee’s age, years of service and qualifying compensation. CIT’s funding policy is to make contributions to the extent such contributions are not less than the minimum required by applicable laws and regulations, are consistent with our long-term objective of ensuring sufficient funds to finance future retirement benefits, and are tax deductible as actuarially determined. Contributions are charged to the salaries and employee benefits expense on a systematic basis over the expected average remaining service period of employees expected to receive benefits.

The largest plan is the CIT Group Inc. Retirement Plan (the “Plan”), which accounts for 78% of the total benefit obligation at December 31, 2005. The Plan covers U.S. employees of CIT who have completed one year of service and have attained the age of 21. The Company also maintains a Supplemental Retirement Plan for employees whose benefit in the Plan is subject to Internal Revenue Code limitations.

The Plan has a “cash balance” formula that became effective January 1, 2001, at which time certain eligible members had the option of remaining under the Plan formula as in effect prior to January 1, 2001. Under the cash balance formula, each member’s accrued benefits as of December 31, 2000 were converted to a lump sum amount, and every year thereafter, the balance is credited with a percentage (5% to 8% depending on years of service) of the member’s “Benefits Pay” (comprised of base salary, plus certain annual bonuses, sales incentives and commissions). These balances also receive annual interest credits, subject to certain government limits. The interest credit was 4.88%, 5.11%, and 5.01% for the plan years ended December 31, 2005, 2004, and 2003, respectively. Upon termination or retirement after five years of employment, the amount credited to a member is to be paid in a lump sum or converted into an annuity at the option of the member.

CIT also provides certain healthcare and life insurance benefits to eligible retired U.S. employees. For most eligible retirees, the healthcare benefit is contributory and the life insurance benefit is noncontributory. Salaried participants generally become eligible for retiree healthcare benefits upon completion of ten years of continuous service after attaining age 50. Individuals hired prior to November 1999 become eligible for postretirement benefits after 11 years of continuous CIT service after age 44. Generally, the medical plan pays a stated percentage of most medical expenses, reduced by a deductible as well as by payments made by government programs and other group coverage. The retiree health care benefit includes a limit on CIT’s share of costs for all employees who retired after January 31, 2002. The plans are funded on a pay as you go basis.

The discount rate assumptions used for pension and postretirement benefit plan accounting reflect the prevailing rates available on high-quality, fixed-income debt instruments with maturities that match the benefit obligation. The rate of compensation used in the actuarial model for pension accounting is based upon the Company’s long-term plans for such increases, taking into account both market data and historical pay increases.

The disclosure and measurement dates included in this report for the Retirement and Postretirement Medical and Life Insurance Plans are December 31, 2005, 2004, and 2003.

The following tables set forth the change in benefit obligation, plan assets and funded status of the retirement plans as well as the net periodic benefit cost. All periods presented include amounts and assumptions relating to the Plan, the Supplemental Retirement Plan, an Executive Retirement Plan and various international plans.

ITEM 8 – Financial Statements and Supplementary Data	29

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Retirement Benefits (dollars in millions)

For the years ended December 31,	2005	2004	2003
Change in Benefit Obligation
Benefit obligation at beginning of period	$ 314.5	$ 273.0	$ 225.2
Service cost	19.6	17.7	15.6
Interest cost	17.1	15.6	14.4
Actuarial loss	3.3	18.0	23.9
Benefits paid	(5.9)	(5.1)	(4.6)
Plan settlements and curtailments	(18.2)	(6.2)	(4.5)
Termination benefits	2.3	–	–
Currency translation adjustment	(2.2)	1.5	2.2
Other	–	–	0.8

Benefit obligation at end of period	$ 330.5	$ 314.5	$ 273.0

Change in Plan Assets
Fair value of plan assets at beginning of period	$ 250.6	$ 212.8	$ 123.1
Actual return on plan assets	20.5	25.5	28.7
Employer contributions	26.1	23.0	69.4
Plan settlements	(18.0)	(6.2)	(4.5)
Benefits paid	(5.9)	(5.1)	(4.6)
Currency translation adjustment	(1.2)	0.6	0.7

Fair value of plan assets at end of period	$ 272.1	$ 250.6	$ 212.8

Reconciliation of Funded Status
Funded status	$ (58.4)	$ (63.9)	$ (60.2)
Unrecognized net actuarial loss	62.0	63.9	57.8
Unrecognized prior service cost	–	–	–

Net amount recognized	$ 3.6	$ –	$ (2.4)

Amounts Recognized in the Consolidated Balance Sheets
Prepaid benefit cost	$ 52.9	$ 51.3	$ 45.2
Accrued benefit liability	(53.8)	(55.1)	(48.9)
Intangible asset	–	–	–
Accumulated other comprehensive income	4.5	3.8	1.3

Net amount recognized	$ 3.6	$ –	$ (2.4)

Weighted-average Assumptions Used to Determine Benefit Obligations at Period End
Discount rate	5.67%	5.70%	5.96%
Rate of compensation increase	4.25%	4.25%	4.26%
Weighted-average Assumptions Used to Determine Net Periodic Pension Cost for Periods
Discount rate	5.69%	5.96%	6.45%
Rate of compensation increase	4.25%	4.26%	4.24%
Expected long-term return on plan assets	7.93%	7.95%	7.92%
Components of Net Periodic Benefit Cost
Service cost	$ 19.6	$ 17.7	$ 15.6
Interest cost	17.1	15.6	14.4
Expected return on plan assets	(19.2)	(16.2)	(9.4)
Amortization of net loss	2.8	2.8	3.5
Amortization of prior service cost	–	–	–
Settlement and Curtailment loss	0.4	–	–
Termination benefits	2.3	–	–

Total net periodic expense	$ 23.0	$ 19.9	$ 24.1

30	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Expected long-term rate of return assumptions for pension assets are based on projected asset allocation and historical and expected future returns for each asset class. Independent analysis of historical and projected asset class returns, inflation and interest rates are provided by our investment consultants and reviewed as part of the process to develop our assumptions.

The accumulated benefit obligation for all defined benefit pension plans was $286.8 million, $271.2 million, and $232.4 million, at December 31, 2005, 2004, and 2003, respectively. Plans with accumulated benefit obligations in excess of plan assets relate primarily to non-qualified U.S. plans and certain international plans. The Company decided not to fund certain of its non-US plans that had unfunded positions to the Accumulated Benefit Obligation (“ABO”) level, and as a result, recorded an AML (additional minimum liability) adjustment of $0.7 million, in accordance with FAS 87.

Retirement Benefits (dollars in millions)

For the years ended December 31,	2005	2004	2003
Expected Future Cashflows
Expected Company Contributions in the following fiscal year	$ 3.5	$ 4.0
Expected Benefit Payments
1st Year following the disclosure date	$ 24.2	$ 22.7
2nd Year following the disclosure date	$ 14.4	$ 13.5
3rd Year following the disclosure date	$ 14.2	$ 18.7
4th Year following the disclosure date	$ 16.0	$ 14.0
5th Year following the disclosure date	$ 16.4	$ 16.6
Years 6 thru 10 following the disclosure date	$120.3	$106.6
Pension Plan Weighted-average Asset Allocations
Equity securities	65.7%	59.7%	67.6%
Debt securities	28.3%	36.0%	32.1%
Real estate	–	–	–
Other	6.0%	4.3%	0.3%

Total pension assets	100.0%	100.0%	100.0%

Information for Pension Plans with an Accumulated Benefit Obligation in Excess of Plan Assets
Projected benefit obligation	$ 71.6	$ 74.2	$ 61.2
Accumulated benefit obligation	57.0	59.0	47.4
Fair value of plan assets	10.9	9.9	7.1
Additional Information
(Decrease) increase in Minimum Liability Included in Other Comprehensive Income	$ 0.7	$ 2.5	$ (32.3)

CIT maintains a “Statement of Investment Policies and Objectives” which specifies investment guidelines pertaining to the investment, supervision and monitoring of pension assets so as to ensure consistency with the long-term objective of ensuring sufficient funds to finance future retirement benefits. The policy asset allocation guidelines allow for assets to be invested between 50% to 70% in Equities and 30% to 50% in Fixed-Income investments. The policy provides specific guidance related to asset class objectives, fund manager guidelines and identification of both prohibited and restricted transactions, and is reviewed on a periodic basis by both the Employee Benefits Plans Committee of CIT and the Plans’ external investment consultants to ensure the long-term investment objectives are achieved. Members of the Committee are appointed by the Chief Executive Officer of CIT and include the Chief Executive Officer, Chief Financial Officer, General Counsel, and other senior executives.

There were no direct investment in equity securities of CIT or its subsidiaries included in the pension plan assets at December 31, 2005, 2004, and 2003, respectively. CIT expects to contribute $3.5 million to its pension plans and $4.7 million to its other postretirement benefit plans in 2006.

ITEM 8 – Financial Statements and Supplementary Data	31

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following tables set forth data relating to postretirement plans.

Postretirement Benefits (dollars in millions)

For the years ended December 31,	2005	2004	2003
Change in Benefit Obligation
Benefit obligation at beginning of period	$ 59.9	$ 58.0	$ 48.1
Service cost	2.2	1.9	1.5
Interest cost	3.2	3.2	3.0
Actuarial loss	3.7	0.7	9.6
Employee contributions	1.0	0.8	–
Benefits paid	(6.8)	(4.7)	(4.2)
Plan amendments	(0.8)	–	–

Benefit obligation at end of period	$ 62.4	$ 59.9	$ 58.0

Change in Plan Assets
Fair value of plan assets at beginning of period	$ –	$ –	$ –
Benefits paid	(6.8)	(4.7)	(4.2)
Employee contributions	1.0	0.8	–
Employer contributions	5.8	3.9	4.2

Fair value of plan assets at end of period	$ –	$ –	$ –

Reconciliation of Funded Status
Funded status	$ (62.4)	$ (59.9)	$ (58.0)
Unrecognized prior service cost	(0.8)	–	–
Unrecognized net actuarial loss	18.4	15.6	15.5

Accrued cost	$ (44.8)	$ (44.3)	$ (42.5)

Amounts Recognized in the Consolidated Balance Sheets
Prepaid benefit cost	$ –	$ –	$ –
Accrued benefit liability	(44.8)	(44.3)	(42.5)
Intangible asset	–	–	–
Accumulated other comprehensive income	–	–	–

Net amount recognized	$ (44.8)	$ (44.3)	$ (42.5)

Weighted-average Assumptions Used to Determine Benefit Obligations at Period End
Discount rate	5.50%	5.50%	6.00%
Rate of compensation increase	4.25%	4.25%	4.25%
Weighted-average Assumptions Used to Determine Net Periodic Benefit Cost for Periods
Discount rate	5.50%	6.00%	6.50%
Rate of compensation increase	4.25%	4.25%	4.25%
Components of Net Periodic Benefit Cost
Service cost	$ 2.2	$ 1.9	$ 1.5
Interest cost	3.2	3.2	3.0
Amortization of prior service cost	–	–	–
Amortization of net loss	0.9	0.6	0.1

Total net periodic expense	$ 6.3	$ 5.7	$ 4.6

Assumed Health Care Trend Rates at Period End
Health care cost trend rate assumed for next year Pre-65	11.50%	12.00%	12.00%
Post-65	9.75%	10.00%	12.00%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.00%	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2018	2018	2018

32	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plans. The Company relies on both external and historical data to determine healthcare trend rates. A one-percentage point change in assumed healthcare cost trend rates would have the following estimated effects.

Postretirement Benefits (dollars in millions)

For the years ended December 31,	2005	2004	2003
Effect of One-percentage Point Increase on:
Period end postretirement benefit obligation	$ 2.6	$ 2.8	$ 2.7
Total of service and interest cost components	$ 0.2	$ 0.2	$ 0.1
Effect of One-percentage Point Decrease on:
Period end postretirement benefit obligation	$ (2.3)	$ (2.7)	$ (2.6)
Total of service and interest cost components	$ (0.1)	$ (0.2)	$ (0.1)

The Medicare Prescription Drug, Improvement and Modernization Act of 2003 introduced a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree healthcare benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. In accordance with FASB Staff Position No. FAS 106-2, “Accounting and Disclosure Requirements related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003“, CIT began prospective recognition of the effects of the subsidy in the third quarter 2004. Projected benefit payments and the effects of the Medicare Rx subsidy recognition are as follows:

For the years ended December 31,	2005	2004
Expected Future Cashflows:
Expected company contributions in the following fiscal year	$ 4.7	$ 4.0
Expected Benefit Payments:
Gross
In the first year following the disclosure date	$ 4.7	$ 4.0
In the second year following the disclosure date	4.9	4.2
In the third year following the disclosure date	5.0	4.5
In the fourth year following the disclosure date	5.2	4.7
In the fifth year following the disclosure date	5.2	4.8
In years six through ten following the disclosure date	27.6	24.2
Medicare Rx Subsidy
In the first year following the disclosure date	$ –	$ –
In the second year following the disclosure date	0.4	0.3
In the third year following the disclosure date	0.5	0.4
In the fourth year following the disclosure date	0.5	0.4
In the fifth year following the disclosure date	0.6	0.4
In years six through ten following the disclosure date	3.2	1.8
Net
In the first year following the disclosure date	$ 4.7	$ 4.0
In the second year following the disclosure date	4.5	3.9
In the third year following the disclosure date	4.5	4.1
In the fourth year following the disclosure date	4.7	4.3
In the fifth year following the disclosure date	4.6	4.4
In years six through ten following the disclosure date	24.4	22.4

ITEM 8 – Financial Statements and Supplementary Data	33

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Savings Incentive Plan

CIT also has a number of defined contribution retirement plans covering certain of its U.S. and non-U.S. employees, designed in accordance with conditions and practices in the countries concerned. Employee contributions to the plans are subject to regulatory limitations and the specific plan provisions. The largest plan is the CIT Group Inc. Savings Incentive Plan, which qualifies under section 401(k) of the Internal Revenue Code and accounts for 79% of CIT’s total Savings Incentive Plan expense for the year ended December 31, 2005. CIT’s expense is based on specific percentages of employee contributions and plan administrative costs and aggregated $20.0 million, $19.9 million and $16.9 million and for the years ended December 31, 2005, 2004 and 2003.

Corporate Annual Bonus Plan

The CIT Group Inc. Annual Bonus Plan and Discretionary Bonus Plan together make-up CIT’s annual cash bonus plan. The amount of awards depends on a variety of factors, including corporate performance and individual performance during the fiscal period for which awards are made and is subject to approval by the Compensation Committee of the Board of Directors. Bonus payments of $78.6 million for the year ended December 31, 2005, were paid in February 2006. For the year ended December 31, 2004, $74.4 million in bonuses were awarded.

Long-Term Equity Compensation Plan

CIT sponsors a Long-Term Equity Compensation Plan (the “ECP”). The ECP allows CIT to issue to employees up to 36,000,000 shares of common stock through grants of annual incentive awards, incentive and non-qualified stock options, stock appreciation rights, restricted stock, performance shares and performance units. Of the 36,000,000 shares, no more than 5,000,000 shares may be issued in connection with awards of restricted stock, performance shares and performance units. Common stock issued under the ECP may be either authorized but unissued shares, treasury shares or any combination thereof. Options granted to employees in 2005 have a vesting schedule of one third per year for three years or a 3 year cliff, have a 10-year term from the date of grant and were issued with strike prices equal to the fair market value of the common stock on the date of grant or the date of quarterly earnings announced, whichever was later. Restricted stock granted to employees in 2004 has two or three-year cliff vesting. Performance Shares granted have a three-year performance-based vesting.

Data for the stock option plans is summarized as follows:

For the years ended December 31,	2005		2004
	Options	Weighted Average Price Per Option	Options	Weighted Average Price Per Option
Outstanding at beginning of period	19,863,907	$33.07	18,766,824	$30.48
January Grant	1,358,895	$41.89	1,895,632	$39.22
July Grant	2,056,229	$43.01	1,802,050	$37.60
Granted - Other	266,470	$42.34	673,624	$35.12
Exercised	(5,659,182)	$24.20	(2,970,754)	$23.52
Forfeited	(415,440)	$38.76	(303,469)	$36.67

Outstanding at end of period	17,470,879	$37.80	19,863,907	$33.07

Options exercisable at end of period	8,850,333	$39.88	8,201,726	$39.34

In 2005, 3,415,124 options were granted to employees as part of the long-term incentive process. In addition, 219,015 CIT options were granted to new hires as well as for retention purposes and 47,455 were issued to independent members of the Board of Directors. In 2004, 3,697,682 options were granted to employees as part of the long-term incentive process. In addition, 673,624 CIT options were granted to new hires as well as for retention purposes.

The weighted average fair value of new options granted was $8.35 and $7.51 for the years ended December 31, 2005 and 2004. The fair value of new options granted was determined at the date of grant using the Black-Scholes option-pricing model, based on the following assumptions. Due to limited Company history as a public company, no forfeiture rate was used.

34	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5 Years
	Expected Option Life Range	Average Dividend Yield	Expected Volatility Range	Risk Free Interest Rate Range
Option Issuance
2005
January, 2005	3-5 Years	1.53%	18.0%-20.6%	3.42%-3.72%
January, 2005 — Director Grant	10 Years	1.53%	21.5%	4.2%1
January, 2005 — Section 16b (named officers)	5.5-6.5 Years	1.53%	21.4%-22.1%	3.78%-3.91%
February, 2005	3-5 Years	1.58%	18.0%-20.6%	3.63%-3.87%
March, 2005 — Section 16b (named officers)	5.5-6.5 Years	1.53%	21.4%-22.1%	4.09%-4.18%
April, 2005	3-5 Years	1.61%	17.9%-20.3%	3.64%-3.85%
May, 2005	3-5 Years	1.60%	17.9%-20.3%	3.78%-3.91%
May, 2005 — Director Grant	10 Years	1.60%	21.5%	4.21%
July, 2005	3-5 Years	1.49%	17.5%-19.5%	3.93%-3.99%
July, 2005 — Director Grant	10 Years	1.49%	21.40%	4.20%
July, 2005 — Section 16b (named officers)	5.5-6.5 Years	1.49%	19.9%-21.2%	4.01%-4.05%
October, 2005	3-5 Years	1.76%	15.6%-19.2%	4.30%-4.34%
October, 2005 — Director Grant	10 Years	1.76%	21.8%	4.49%
December, 2005 — Director Grant	10 Years	1.57%	21.8%	4.56%
2004
January, 2004	3-5 Years	1.22%	21.5%-23.4%	2.20%-3.02%
February, 2004	3-5 Years	1.33%	21.5%-23.4%	2.16%-2.98%
February, 2004 — Director Grant	10 Years	1.33%	22.4%	4.02%
April, 2004	5 Years	1.48%	23.3%	3.52%
May, 2004	5 Years	1.51%	23.3%	3.96%
May, 2004 — Director Grant	10 Years	1.51%	22.4%	4.83%
July, 2004	3-5 Years	1.38%	20.5%-23.0%	3.10%-3.72%
September, 2004	3-5 Years	1.41%	20.5%-23.0%	2.83%-3.38%
October, 2004	3-5 Years	1.42%	18.4%-22.6%	2.78%-3.26%

The following table summarizes information about stock options outstanding and options exercisable at December 31, 2005 and 2004.

	Options Outstanding			Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
2005
$ 18.14 – $ 27.21	5,430,088	6.7	$ 22.31	3,442,824	$ 22.61
$ 27.22 – $ 40.83	5,924,823	7.7	$ 36.26	2,718,383	$ 35.66
$ 40.84 – $ 61.26	4,265,520	8.4	$ 44.26	838,678	$ 50.78
$ 61.27 – $ 91.91	1,720,626	2.3	$ 68.91	1,720,626	$ 68.91
$ 91.92 – $137.87	128,232	2.1	$130.89	128,232	$130.89
$137.88 – $206.82	1,590	2.4	$160.99	1,590	$160.99

	17,470,879			8,850,333

2004
$ 18.14 – $ 27.21	10,503,846	7.7	$ 22.35	4,076,055	$ 22.62
$ 27.22 – $ 40.83	6,608,016	8.7	$ 36.20	1,373,626	$ 34.66
$ 40.84 – $ 61.26	858,846	4.9	$ 51.24	858,846	$ 51.24
$ 61.27 – $ 91.91	1,758,648	3.3	$ 68.89	1,758,648	$ 68.89
$ 91.92 – $137.87	132,961	3.1	$131.01	132,961	$131.01
$137.88 – $206.82	1,590	3.4	$160.99	1,590	$160.99

	19,863,907			8,201,726

ITEM 8 – Financial Statements and Supplementary Data	35

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Employee Stock Purchase Plan

Changes were made to the Employee Stock Purchase Plan (“ESPP”) which will be effective January 1, 2006. Eligibility for participation in the ESPP includes all employees of CIT and its participating subsidiaries who are customarily employed for at least 20 hours per week, with the exception of those employees designated as highly compensated. The ESPP is available to employees in the United States and to certain international employees. Under the ESPP, CIT is authorized to issue up to 1,000,000 shares of common stock to eligible employees. Eligible employees can choose to have between 1% and 10% of their base salary withheld to purchase shares quarterly, at a purchase price equal to 85% of the fair market value of CIT common stock on the last business day of the quarterly offering period. Previously, CIT gave employees 85% of the lower of the fair market value of CIT common stock on the first or last business day of the offering period. The amount of common stock that may be purchased by a participant through the plan is generally limited to $25,000 per year. A total of 103,883 shares were purchased under the plan in 2005 and 87,551 shares were purchased under the plan in 2004.

Restricted Stock

A new Performance Shares program was launched in February 2004 under the Long-Term Compensation Plan. Performance shares awarded totaled 761,635 and 693,328 for 2005 and 2004. These shares have a three-year performance-based vesting period. The performance targets are based upon a combination of consolidated return on tangible equity measurements and compounded annual EPS growth rates.

During 2005 and 2004, 143,236 and 59,163 restricted shares were awarded to employees under the Long-Term Equity Compensation Plan. These shares were awarded at the fair market value on the date of the grant and have a two or three-year cliff-vest period. In addition, 9,369 and 10,481 shares were granted during 2005 and 2004 to independent members of the Board of Directors, who elected to receive shares in lieu of cash compensation for their retainer. The restricted shares issued to directors in lieu of cash compensation vest on the first anniversary of the grant.

For the year ended December 31, 2005, 2004 and 2003, $43.3 million, $23.5 million and $8.8 million, respectively, of expenses are included in salaries and general operating expenses related to restricted stock.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

The accompanying table summarizes the contractual amounts of credit-related commitments and purchase and funding commitments.

December 31,	2005			2004
	Due to Expire
(dollars in millions)	Within One Year	After One Year	Total Outstanding	Total Outstanding
Credit Related Commitments
Financing and leasing assets	$1,907.8	$8,524.2	$10,432.0	$8,428.3
Letters of credit and acceptances:
Standby letters of credit	452.8	117.5	570.3	618.3
Other letters of credit	474.9	2.4	477.3	588.3
Acceptances	20.1	–	20.1	16.4
Guarantees	194.6	11.9	206.5	133.1
Purchase and Funding Commitments
Aerospace purchase commitments	923.8	2,392.7	3,316.5	2,168.0
Other manufacturer purchase commitments	668.1	28.1	696.2	397.0
Sale-leaseback payments	41.2	549.5	590.7	495.4
Venture capital fund commitments	–	–	–	79.8

In addition to the amounts shown in the table above, unused, cancelable lines of credit to consumers in connection with a third-party vendor program, which may be used to finance additional technology product purchases, amounted to approximately $18.4 billion and $9.8 billion at December 31, 2005 and 2004. These uncommitted vendor-related lines of credit can be reduced or canceled by CIT at any time without notice. Our experience with this program indicates that customers typically will not exercise their entire available line of credit at any point in time.

In the normal course of meeting the needs of its customers, CIT also enters into commitments to provide financing, letters of credit and guarantees. Standby letters of credit obligate CIT to pay the beneficiary of the letter of credit in the event that a CIT client to whom the letter of credit was issued does not meet its related obligation to the beneficiary. These financial instruments generate fees and involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. To

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CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

minimize potential credit risk, CIT generally requires collateral and other forms of credit support from the customer.

Guarantees are issued primarily in conjunction with CIT’s factoring business, whereby CIT provides the client with credit protection for its trade receivables without actually purchasing the receivables. The trade terms are generally sixty days or less. If the customer is unable to pay according to the contractual terms, then CIT purchases the receivables from the client. As of December 31, 2005, there were no outstanding liabilities relating to these credit-related commitments or guarantees, as amounts are generally billed and collected on a monthly basis.

CIT’s firm purchase commitments relate predominantly to purchases of rail equipment and commercial aircraft. The aerospace equipment purchases are contracted for a specific model aircraft, using a baseline aircraft specification at fixed prices, which reflect discounts from fair market purchase prices prevailing at the time of commitment. These purchase commitments are fixed price, but are subject to customary price increases for future changes in inflation and manufacturing components. The delivery price of an aircraft may also change depending on the final specifications of the aircraft, including engine thrust, aircraft weight and seating configuration.

Equipment purchases are recorded at delivery date at the final purchase price paid, which includes purchase price discounts, price changes relating to specification changes and price increases relating to inflation and manufacturing components. Accordingly, the commitment amounts detailed in the preceding table are based on estimated values.

Pursuant to existing contractual commitments, 66 aircraft will be purchased (19 in 2006), with lease commitments in place for fourteen of the 2006 deliveries. The order amount excludes CIT’s options to purchase additional aircraft. During 2005, CIT entered into a purchase commitment with Airbus Industrie for 29 aircraft to be delivered between 2007 and 2013 and with Delta Air Lines for ten Boeing 737 aircraft to be delivered in 2007 and 2008, all of which are included in the preceding table.

Outstanding commitments to purchase equipment to be leased to customers, other than aircraft, relates primarily to rail equipment. Rail equipment purchase commitments are at fixed prices subject to price increases for inflation and manufacturing components. The time period between commitment and purchase for rail equipment is generally less than 18 months. Additionally, CIT is party to railcar sale-leaseback transactions under which it is obligated to pay a remaining total of $590.7 million, or approximately $41 million per year through 2010 and declining thereafter through 2024. These lease payments are expected to be more than offset by rental income associated with re-leasing the assets, subject to actual railcar utilization and rentals. In conjunction with this sale-leaseback transaction, CIT has guaranteed all obligations of the related consolidated lessee entity.

CIT has guaranteed the public and private debt securities of a number of its wholly-owned, consolidated subsidiaries, including those disclosed in Note 24 – Summarized Financial Information of Subsidiaries. In the normal course of business, various consolidated CIT subsidiaries have entered into other credit agreements and certain derivative transactions with financial institutions that are guaranteed by CIT. These transactions are generally used by CIT’s subsidiaries outside of the U.S. to allow the local subsidiary to borrow funds in local currencies.

NOTE 17 – LEASE COMMITMENTS

The following table presents future minimum rentals under noncancellable long-term lease agreements for premises and equipment at December 31, 2005.

For the years ended December 31, (dollars in millions)	Amount
2006	$ 48.5
2007	43.7
2008	37.3
2009	22.3
2010	18.3
Thereafter	170.2

Total	$340.3

In addition to fixed lease rentals, leases generally require payment of maintenance expenses and real estate taxes, both of which are subject to rent escalation provisions. Minimum payments have not been reduced by minimum sublease rentals of $17.0 million due in the future under noncancellable subleases.

Rental expense, net of sublease income on premises and equipment, was as follows.

For the years ended December 31, (dollars in millions)	2005	2004	2003
Premises	$ 34.6	$ 31.8	$ 34.0
Equipment	8.3	8.4	9.3
Less sublease income	(7.1)	(9.1)	(9.4)

Total	$ 35.8	$ 31.1	$ 33.9

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CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 – FAIR VALUES OF FINANCIAL INSTRUMENTS

Estimated fair values, recorded carrying values and various assumptions used in valuing CIT’s financial instruments are set forth below.

December 31,	2005 Asset/(Liability)		2004 Asset/(Liability)
(dollars in millions)	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Net finance receivables-loans(1)	$ 36,885.2	$ 36,689.1	$ 27,080.8	$ 27,186.5
Finance receivables-held for sale	1,620.3	1,620.3	1,640.8	1,640.8
Retained interest in securitizations and other investments(2)	1,152.7	1,152.7	1,228.2	1,228.2
Other assets(3)	1,160.7	1,160.7	1,133.5	1,133.5
Commercial paper(4)	(5,225.0)	(5,225.0)	(4,210.9)	(4,210.9)
Variable-rate senior notes (including accrued interest payable)(5)	(15,555.9)	(15,558.8)	(11,576.2)	(11,635.3)
Fixed-rate senior notes (including accrued interest payable)(5)	(23,148.2)	(23,332.8)	(22,037.2)	(22,659.1)
Non-recourse, secured borrowings – student lending (including accrued interest payable)	(4,087.9)	(4,087.9)	–	–
Preferred capital securities (including accrued interest payable)(6)	(257.5)	(277.9)	(261.3)	(280.3)
Credit balances of factoring clients and other liabilities(7)	(6,960.3)	(6,960.3)	(6,025.1)	(6,025.1)
Derivative financial instruments(8):
Interest rate swaps, net	(109.4)	(109.4)	(17.2)	(17.2)
Cross-currency swaps, net	(29.2)	(29.2)	369.9	369.9

Foreign exchange forwards, net	(74.7)	(74.7)	(161.8)	(161.8)
Natural gas commodity swap	(2.6)	(2.6)	–	–
Credit default swaps, net	(0.8)	(0.8)	5.4	5.4
Interest rate caps	–	–	0.2	0.2

(1)	The fair value of performing fixed-rate loans was estimated based upon a present value discounted cash flow analysis, using interest rates that were being offered at the end of the year for loans with similar terms to borrowers of similar credit quality. Discount rates used in the present value calculation range from 5.35% to 10.24% for December 31, 2005 and 3.90% to 8.65% for December 31, 2004. The maturities used represent the average contractual maturities adjusted for prepayments. For floating-rate loans that reprice frequently and have no significant change in credit quality, fair value approximates carrying value. The net carrying value of lease finance receivables not subject to fair value disclosure totaled $6.8 billion at December 31, 2005 and $7.4 billion at December 31, 2004.

(2)	Fair values of retained interests in securitizations are calculated utilizing current and anticipated credit losses, prepayment speeds and discount rates. Other investment securities actively traded in a secondary market were valued using quoted available market prices.

(3)	Other assets subject to fair value disclosure include accrued interest receivable, certain investment securities and miscellaneous other assets. The carrying amount of accrued interest receivable approximates fair value. The carrying value of other assets not subject to fair value disclosure totaled $1.5 billion at December 31, 2005 and $1.6 billion at December 31, 2004.

(4)	The estimated fair value of commercial paper approximates carrying value due to the relatively short maturities.

(5)	The difference between the carrying value of fixed-rate senior notes, variable-rate senior notes and preferred capital securities and the corresponding balances reflected in the consolidated balance sheets is accrued interest payable. These amounts are excluded from the other liabilities balances in this table. Fixed-rate notes were valued using a present value discounted cash flow analysis with a discount rate approximating current market rates for issuances by CIT of similar term debt at the end of the year. Discount rates used in the present value calculation ranged from 4.33% to 5.84% at December 31, 2005 and 2.74% to 6.03% at December 31, 2004.

(6)	Preferred capital securities were valued using a present value discounted cash flow analysis with a discount rate approximating current market rates of similar issuances at the end of the year.

(7)	The estimated fair value of credit balances of factoring clients approximates carrying value due to their short settlement terms. Other liabilities include accrued liabilities and deferred federal income taxes. Accrued liabilities and payables with no stated maturities have an estimated fair value that approximates carrying value. The carrying value of other liabilities not subject to fair value disclosure totaled $1.1 billion and $0.9 billion December 31, 2005 and 2004. Letters of credit and guarantees are generally billed and collected on a monthly basis and therefore have no recorded value and zero net fair value.

(8)	CIT enters into derivative financial instruments for hedging purposes only. The estimated fair values are calculated internally using independent market data, or in limited instances, market values obtained from counterparties and represent the net amount receivable or payable to terminate the agreement, taking into account current market rates. See Note 9 – “Derivative Financial Instruments” for notional principal amounts associated with the instruments.

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NOTE 19 – CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CIT is a partner with Dell Inc. (“Dell”) in Dell Financial Services L.P. (“DFS”), a joint venture that offers financing to Dell’s customers. The joint venture provides Dell with financing and leasing capabilities that are complementary to its product offerings and provides CIT with a source of new financings. The joint venture agreement provides Dell with the option to purchase CIT’s 30% interest in DFS in February 2008 based on a formula tied to DFS profitability, within a range of $100 million to $345 million. CIT has the right to purchase a minimum percentage of DFS’s finance receivables on a declining scale through January 2010.

CIT regularly purchases finance receivables from DFS at a premium, portions of which are typically securitized within 90 days of purchase from DFS. CIT has limited recourse to DFS on defaulted contracts. In accordance with the joint venture agreement, net income and losses generated by DFS as determined under GAAP are allocated 70% to Dell and 30% to CIT. The DFS board of directors voting representation is equally weighted between designees of CIT and Dell, with one independent director. DFS is not consolidated in CIT’s financial statements and is accounted for under the equity method. At both December 31, 2005 and 2004, financing and leasing assets related to the DFS program included in the CIT Consolidated Balance Sheet (but excluding certain related international receivables originated directly by CIT) were approximately $2.0 billion and securitized assets included in managed assets were approximately $2.5 billion. CIT’s equity investment in and loans to the joint venture was approximately $214 million and $267 million at December 31, 2005 and 2004.

CIT also has a joint venture arrangement with Snap-on Incorporated (“Snap-on”) that has a similar business purpose and model to the DFS arrangement described above, including limited credit recourse on defaulted receivables. The agreement with Snap-on was recently extended until January 2009. CIT and Snap-on have 50% ownership interests, 50% board of directors’ representation, and share income and losses equally. The Snap-on joint venture is accounted for under the equity method and is not consolidated in CIT’s financial statements. At December 31, 2005 and 2004, financing and leasing assets were approximately $1.0 billion and $1.1 billion. Securitized assets included in managed assets were $0.1 billion at both December 31, 2005 and 2004. In addition to the owned and securitized assets purchased from the Snap-on joint venture, CIT’s equity investment in and loans to the joint venture were approximately $14 million and $16 million at December 31, 2005 and 2004.

Since December 2000, CIT has been a joint venture partner with Canadian Imperial Bank of Commerce (“CIBC”) in an entity that is engaged in asset-based lending in Canada. Both CIT and CIBC have a 50% ownership interest in the joint venture, and share income and losses equally. This entity is not consolidated in CIT’s financial statements and is accounted for under the equity method. CIT’s investment in and loans to the joint venture were approximately $280 million and $191 million at December 31, 2005 and 2004.

CIT invests in various trusts, partnerships, and limited liability corporations established in conjunction with structured financing transactions of equipment, power and infrastructure projects. CIT’s interests in certain of these entities were acquired by CIT in a 1999 acquisition, and others were subsequently entered into in the normal course of business. Other assets included approximately $18 million and $19 million of investments in non-consolidated entities relating to such transactions that are accounted for under the equity or cost methods at December 31, 2005 and 2004.

Certain shareholders of CIT provide investment management, banking and investment banking services in the normal course of business.

NOTE 20 – BUSINESS SEGMENT INFORMATION

Management’s Policy in Identifying Reportable Segments

CIT’s reportable segments are comprised of strategic business units or “verticals” that are aggregated into segments primarily based upon industry categories and to a lesser extent, the core competencies relating to product origination, distribution methods, operations and servicing, and the nature of their regulatory environment. This segment reporting is consistent with the presentation to management.

Effective January 1, 2006, segment reporting was modified in conjunction with certain business realignment initiatives. We have made name changes to clarify the market focus of our segments: (a) Specialty Finance - Commercial has been renamed Vendor Finance, (b) Specialty Finance - Consumer has been renamed Consumer & Small Business Lending, (c) Commercial Services has been renamed Trade Finance, and (d) Capital Finance has been renamed Transportation Finance. The Small Business Lending unit was transferred from Vendor Finance to Consumer & Small Business Lending, reflecting commonalities with our home lending and student loan businesses. Consistent with our strategic focus on industry alignment, the former Equipment Finance segment has been consolidated into our Corporate Finance segment, and a $350 million diversified industry portfolio within the former Equipment Finance segment was transferred to Vendor Finance. This combination will allow us to provide corporate clients access to the full complement of CIT’s products and services.

All periods presented have been revised to reflect the modified segment structure.

Types of Products and Services

CIT has five reportable segments: Vendor Finance, Consumer & Small Business Lending, Trade Finance, Corporate Finance , and Transportation Finance. Vendor Finance, Corporate Finance and Transportation Finance offer secured lending and leasing products to midsize and larger companies across a variety of industries,

ITEM 8 – Financial Statements and Supplementary Data	39

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

including aerospace, construction, rail, machine tool, business aircraft, technology, manufacturing and transportation. Trade Finance and Corporate Finance offer secured lending and receivables collection as well as other financial products and services to small and midsize companies. These include secured revolving lines of credit and term loans, credit protection, accounts receivable collection, import and export financing and factoring, debtor-in-possession and turnaround financing and management advisory services. The Consumer & Small Business Lending segment offers home lending products to consumers primarily through a network of brokers and correspondents and student lending through Student Loan Xpress.

Segment Profit and Assets

The selected financial information by business segment presented below is based upon the allocation of most corporate expenses. For the 2005 and 2004 periods, capital is allocated to the segments by applying different leverage ratios to each business unit using market capitalization and risk criteria. The capital allocations reflect the relative risk of individual asset classes within segments and range from approximately 2% of managed assets for U.S. government guaranteed loans to approximately 15% of managed assets for longer-term assets such as aerospace and rail. For 2003, capital was allocated using a uniform leverage ratio among the segments.

Corporate and Other results for 2005 include a reserve for credit losses of $34.6 million and a $6.8 million pretax securitization retained interest impairment charge relating to estimated Hurricanes Katrina and Rita losses. Also included is a pre-tax gain of $115.0 million on a sale of a real estate investment. Corporate and Other for 2004 included the reduction to the specific telecommunications reserve for credit losses and the first quarter gain on the call of debt. For 2003, Corporate and Other included an after-tax charge of $38.4 million related to the write-down of equity investments, an after-tax benefit of $30.8 million from a gain on a call of debt as well as unallocated expenses. For all periods shown, Corporate and Other includes the results of the venture capital business.

The business segments’ net finance income and net income for the year ended December 31, 2003 include the allocation (from Corporate and Other) of additional borrowing costs stemming from the 2002 disruption to the Company’s funding base and increased liquidity levels.

40	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents reportable segment information and the reconciliation of segment balances to the consolidated financial statement totals and the consolidated managed assets. The selected financial information by business segment presented below reflects the allocation of most corporate expenses.

(dollars in millions)

	Vendor Finance	Consumer & Small Business Lending	Trade Finance	Corporate Finance	Transportation Finance	Total Segments	Corporate and Other	Consolidated
Year Ended December 31, 2005
Net finance income	$ 1,112.7	$ 246.5	$ 143.6	$ 477.5	$ 580.1	$ 2,560.4	$ 42.8	$ 2,603.2
Depreciation on operating lease equipment	567.3	-	-	45.8	354.9	968.0	-	968.0
Provision for credit losses	70.7	57.1	22.9	24.3	4.6	179.6	37.4	217.0
Other revenue	315.9	141.9	290.9	255.3	(50.1)	953.9	183.5	1,137.4
Income taxes	(173.4)	(64.9)	(112.0)	(167.5)	41.2	(476.6)	12.4	(464.2)
Net income (loss)	292.6	100.7	184.7	275.3	129.9	983.2	(46.8)	936.4
Total financing and leasing assets	9,034.2	15,288.4	6,690.0	14,083.7	10,484.4	55,580.7	-	55,580.7
Total managed assets	12,955.8	16,127.2	6,690.0	16,609.0	10,484.4	62,866.4	-	62,866.4
Year Ended December 31, 2004
Net finance income	$ 1,159.9	$ 172.8	$ 111.6	$ 483.4	$ 485.1	$ 2,412.8	$ 87.9	$ 2,500.7
Depreciation on operating lease equipment	589.9	-	-	56.4	319.1	965.4	-	965.4
Provision for credit losses	85.2	56.7	23.4	77.7	7.3	250.3	(36.1)	214.2
Other revenue	223.9	110.6	284.9	231.2	34.2	884.8	2.3	887.1
Income taxes	(138.3)	(50.9)	(103.8)	(151.8)	(35.4)	(480.2)	(3.0)	(483.2)
Net income (loss)	239.4	75.2	161.1	230.1	87.0	792.8	(39.2)	753.6
Total financing and leasing assets	9,941.9	6,605.4	6,204.1	13,662.3	8,747.2	45,160.9	-	45,160.9
Total managed assets	14,107.4	7,834.1	6,204.1	16,577.8	8,747.2	53,470.6	-	53,470.6
Year Ended December 31, 2003
Net finance income	$ 1,185.2	$ 102.1	$ 99.3	$ 483.0	$ 378.4	$ 2,248.0	$ 112.6	$ 2,360.6
Depreciation on operating lease equipment	718.2	-	-	70.5	268.8	1,057.5	-	1,057.5
Provision for credit losses	110.6	48.7	27.6	172.2	12.3	371.4	15.9	387.3
Other revenue	284.9	147.8	237.2	236.6	33.4	939.9	(80.6)	859.3
Income taxes	(126.8)	(40.0)	(81.5)	(119.3)	(27.0)	(394.6)	29.6	(365.0)
Net income (loss)	197.3	63.6	127.6	186.2	42.3	617.0	(50.1)	566.9
Total financing and leasing assets	8,410.7	3,907.7	6,325.8	13,271.8	8,167.9	40,083.9	-	40,083.9
Total managed assets	12,968.6	5,775.3	6,325.8	16,498.0	8,167.9	49,735.6	-	49,735.6

Finance income and other revenues derived from United States based financing and leasing assets were $4,617.6 million, $3,864.4 million and $3,695.2 million for the years ended December 31, 2005, 2004 and 2003. Finance income and other revenues derived from foreign based financing and leasing assets, were $1,055.6 million, $850.2 million and $944.0 million for the years ended December 31, 2005, 2004 and 2003.

During the third quarter of 2005, management initiated actions to sell $190 million of older, out-of-production aircraft and $125 million in manufactured housing receivables. These assets were reclassified to Financing and Leasing Assets Held for Sale and marked to estimated fair value, which resulted in pretax losses recorded in other revenue of $86.6 million in Transportaton Finance related to aircraft and $20.0 million in Vendor Finance related to the manufactured housing receivables. The estimated fair values were developed from relevant market information, including third party sales for similar equipment, published appraisal data and other relevant market place data.

ITEM 8 – Financial Statements and Supplementary Data	41

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 – LEGAL PROCEEDINGS

NorVergence Related Litigation

On September 9, 2004, Exquisite Caterers Inc. et al. v. Popular Leasing Inc. et al. (“Exquisite Caterers”), a putative national class action, was filed against 13 financial institutions, including CIT, which had acquired equipment leases (“NorVergence Leases”) from NorVergence, Inc., a reseller of telecommunications and Internet services to businesses. The complaint alleged that NorVergence misrepresented the capabilities of the equipment leased to its customers and overcharged for the equipment, and that the NorVergence Leases are unenforceable. Plaintiffs seek rescission, punitive damages, treble damages and attorneys’ fees. In addition, putative class action suits in Illinois and Texas, all based upon the same core allegations and seeking the same relief, were filed by NorVergence customers against CIT and other financial institutions. The Court in Exquisite Caterers certified a New Jersey-only class, and a motion for decertification is pending.

On July 14, 2004, the U.S. Bankruptcy Court ordered the liquidation of NorVergence under Chapter 7 of the Bankruptcy Code. Thereafter, the Attorneys General of several states commenced investigations of NorVergence and the financial institutions, including CIT, that purchased NorVergence Leases. CIT has entered into settlement agreements with the Attorneys General in each of these states, except for Texas. Under those settlements, lessees in those states have had an opportunity to resolve all claims by and against CIT by paying a percentage of the remaining balance on their leases. CIT has also produced documents for transactions related to NorVergence at the request of the Federal Trade Commission (“FTC”) and pursuant to a subpoena in a grand jury proceeding being conducted by the U.S. Attorney for the Southern District of New York in connection with an investigation of transactions related to NorVergence. CIT has entered into a settlement agreement with respect to the Exquisite Catering case and the Texas putative class action. Such settlement is subject to court approval and is not expected to have a material adverse financial effect on CIT.

Other Litigation

In addition, there are various legal proceedings against CIT, which have arisen in the ordinary course of business. While the outcomes of the ordinary course legal proceedings and the related activities are not certain, based on present assessments, management does not believe that they will have a material adverse financial effect on CIT.

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CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 – GOODWILL AND INTANGIBLE ASSETS

The following tables summarize goodwill and intangible assets, net balances by segment.

(dollars in millions):	Vendor Finance	Consumer & Small Business Lending	Trade Finance	Corporate Finance	Total
Goodwill
Balance at December 31, 2003	$ 12.7	$ –	$ 261.6	$ 108.8	$ 383.1
Acquisitions, other	49.6	–	–	–	49.6

Balance at December 31, 2004	62.3	–	261.6	108.8	432.7
Acquisitions, other	(8.0)	270.7	(0.1)	99.8	362.4

Balance at December 31, 2005	$ 54.3	$270.7	$ 261.5	$ 208.6	$ 795.1

Intangible Assets
Balance at December 31, 2003	$ –	$ –	$ 104.6	$ –	$ 104.6
Additions	72.1	–	0.4	–	72.5
Amortization	(4.1)	–	(9.2)	–	(13.3)

Balance at December 31, 2004	68.0	–	95.8	–	163.8
Additions	(13.3)	29.4	30.3	27.4	73.8
Amortization	(9.2)	(0.5)	(10.6)	(0.9)	(21.2)

Balance at December 31, 2005	$ 45.5	$ 28.9	$ 115.5	$ 26.5	$ 216.4

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142“), goodwill is no longer amortized but instead is assessed periodically for impairment. The Company periodically reviews and evaluates its goodwill and intangible assets for potential impairment at a minimum annually, or more frequently if circumstances indicate that impairment is possible. The most recent goodwill and intangible asset impairment analyses as of October 1, 2005 indicated that the fair values of each were in excess of the carrying values. The increase in Consumer & Small Business Lending goodwill during 2005 was due to the Student Lending Xpress business acquisition while the increase in Corporate Finance was due to the Healthcare Business Credit Corporation acquisition. The increase in Vendor Finance goodwill during 2004 was primarily due to a Western European vendor finance and leasing business acquisition. Certain fair value adjustments relating to this acquisition were modified during 2005, resulting in the reduction to goodwill in 2005.

Other intangible assets, net, are comprised primarily of acquired customer relationships (Vendor Finance and Trade Finance), as well as proprietary computer software and related transaction processes (Trade Finance). The increase was primarily related to acquisitions: a student lending acquisition in Consumer & Small Business Lending, a healthcare acquisition in Corporate Finance and a factoring acquisition in Trade Finance. Other intangible assets are being amortized over their corresponding lives ranging from five to twenty years in relation to the related cash flows, where applicable. Amortization expense totaled $21.2 million, $13.3 million and $4.9 million for the years ended December 31, 2005, 2004 and 2003. Accumulated amortization totaled $44.9 million and $23.7 million at December 31, 2005 and 2004. The projected amortization for the years ended December 31, 2006 through December 31, 2010 is: $21.6 million for 2006; $18.5 million for 2007; $18.8 million for 2008 $19.1 million for 2009 and $19.3 million for 2010. The increase in other intangible assets during 2004 was due primarily to customer relationships acquired in the Western European vendor finance and leasing business acquisition and in a purchase of a technology leasing business. Certain fair value adjustments relating to this acquisition were modified during 2005, resulting in the reduction to intangible assets in 2005.

Healthcare Acquisition

In July 2005, CIT acquired, for cash, Healthcare Business Credit Corporation (“HBCC”), a full service health care financing company that specializes in asset-based and cash flow financing to U.S. healthcare providers. The HBCC acquisition was accounted for under the purchase method, with the acquired assets and liabilities recorded at their estimated fair values as of the acquisition date. The assets acquired included approximately $500 million of finance receivables and $127 million of goodwill and intangible assets.

Student Lending Acquisition

In February 2005, CIT acquired Education Lending Group, Inc. (“EDLG”), a specialty finance company principally engaged in providing education loans (primarily U.S. government guaranteed), products and services to students, parents, schools and alumni associations. The shareholders of EDLG received $19.05 per share or approximately $383 million in cash. The acquisition

ITEM 8 – Financial Statements and Supplementary Data	43

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

was accounted for under the purchase method, with the acquired assets and liabilities recorded at their estimated fair values as of the February 17, 2005 acquisition date. The assets acquired included approximately $4.4 billion of finance receivables and $300 million of goodwill and intangible assets.

During 2005, segment reporting was modified in conjunction with various business realignments. The December 31, 2004 balances have been conformed to the current presentation. See Note 20 – Business Segment Information for additional information.

NOTE 23 – SEVERANCE AND FACILITY RESTRUCTURING RESERVES

The following table summarizes previously established purchase accounting liabilities (pre-tax) related to severance of employees and closing facilities, as well as 2004 and 2005 restructuring activities:

	Severance		Facilities
(dollars in millions)	Number of Employees	Reserve	Number of Facilities	Reserve	Total Reserves
Balance December 31, 2003	43	$ 2.3	12	$ 7.2	$ 9.5
2004 additions	175	15.2	6	4.5	19.7
2004 utilization	(89)	(5.3)	(3)	(6.0)	(11.3)

Balance December 31, 2004	129	12.2	15	5.7	17.9
2005 additions	191	21.6	–	2.0	23.6
2005 utilization	(297)	(25.7)	(6)	(2.6)	(28.3)

Balance December 31, 2005	23	$ 8.1	9	$ 5.1	$ 13.2

The additions during 2005 are largely employee termination benefits related to the realignment of the Commercial Finance Group business segments and other business streamlining activities ($20.3 million, which was recorded in the quarter ended June 30, 2005 as part of the $25.2 million restructuring charge recorded in Corporate and Other). The 2005 addition also included facility exit plan refinements relating to the acquired Western European vendor finance and leasing business, which were recorded as fair value adjustments to purchased liabilities / adjustments to goodwill. The employee termination benefits were largely paid during the quarter ended September 30, 2005. The facility reserves relate primarily to shortfalls in sublease transactions and will be utilized over the remaining lease terms, generally 6 years.

The additions to restructuring reserves in 2004 relate to two initiatives: (1) the second quarter combination of the former Structured Finance with Capital Finance and a back-office restructuring in Commercial Finance ($4.1 million) and (2) the third quarter acquisition of a Western European vendor finance and leasing business ($15.6 million). Costs related to the Capital Finance combination were included in current period earnings, while restructuring liabilities related to the vendor finance and leasing business acquisition were established under purchase accounting in conjunction with fair value adjustments to purchased assets and liabilities.

NOTE 24 – SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (UNAUDITED)

The following presents condensed consolidating financial information for CIT Holdings LLC. CIT has guaranteed on a full and unconditional basis the existing debt securities that were registered under the Securities Act of 1933 and certain other indebtedness of this subsidiary. CIT has not presented related financial statements or other information for this subsidiary on a stand-alone basis. The remaining debt associated with Capita Corporation (formerly AT&T Capital Corporation), a subsidiary previously disclosed, matured in 2005 and prior period amounts associated with this subsidiary are included in the “Other Subsidiaries” column in the tables that follow. Also included under “Other Subsidiaries” is a 100%-owned finance subsidiary of CIT Group Inc., Canadian Funding Company LLC, for which CIT has fully and unconditionally guaranteed the debt securities.

44	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING BALANCE SHEETS

(dollars in millions)	CIT Group Inc.	CIT Holdings LLC	Other Subsidiaries	Eliminations	Total

December 31, 2005
ASSETS
Net finance receivables	$ 1,041.7	$2,360.3	$40,270.8	$ –	$43,672.8
Operating lease equipment, net	–	175.4	9,460.3	–	9,635.7
Finance receivables held for sale	–	75.3	1,545.0	–	1,620.3
Cash and cash equivalents	2,502.9	129.6	1,026.1	–	3,658.6
Other assets	10,293.1	272.1	1,196.7	(6,962.7)	4,799.2

Total Assets	$13,837.7	$3,012.7	$53,498.9	$(6,962.7)	$63,386.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt	$35,701.2	$4,336.4	$ 7,826.9	$ –	$47,864.5
Credit balances of factoring clients	–	–	4,187.8	–	4,187.8
Accrued liabilities and payables	(28,826.2)	(1,773.5)	34,921.5	–	4,321.8

Total Liabilities	6,875.0	2,562.9	46,936.2	–	56,374.1
Minority interest	–	–	49.8	–	49.8
Total Stockholders’ Equity	6,962.7	449.8	6,512.9	(6,962.7)	6,962.7

Total Liabilities and Stockholders’ Equity	$13,837.7	$3,012.7	$53,498.9	$(6,962.7)	$63,386.6

December 31, 2004
ASSETS
Net finance receivables	$ 1,121.1	$1,682.7	$31,627.2	$ –	$34,431.0
Operating lease equipment, net	–	130.8	8,160.1	–	8,290.9
Finance receivables held for sale	–	72.0	1,568.8	–	1,640.8
Cash and cash equivalents	1,311.4	127.5	771.3	–	2,210.2
Other assets	9,536.8	316.2	740.5	(6,055.1)	4,538.4

Total Assets	$11,969.3	$2,329.2	$42,867.9	$(6,055.1)	$51,111.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt	$34,699.1	$1,383.8	$ 1,641.9	$ –	$37,724.8
Credit balances of factoring clients	–	–	3,847.3	–	3,847.3
Accrued liabilities and payables	(28,784.9)	(591.3)	32,819.9	–	3,443.7

Total Liabilities	5,914.2	792.5	38,309.1	–	45,015.8
Minority interest	–	–	40.4	–	40.4
Total Stockholders’ Equity	6,055.1	1,536.7	4,518.4	(6,055.1)	6,055.1

Total Liabilities and Stockholders’ Equity	$11,969.3	$2,329.2	$42,867.9	$(6,055.1)	$51,111.3

ITEM 8 – Financial Statements and Supplementary Data	45

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENTS OF INCOME (dollars in millions)

	CIT Group Inc.	CIT Holdings LLC	Other Subsidiaries	Eliminations	Total
Year Ended December 31, 2005
Finance income	$ 41.0	$242.5	$4,231.7	$ –	$4,515.2
Interest expense	(56.1)	82.6	1,885.5	–	1,912.0

Net finance income	97.1	159.9	2,346.2	–	2,603.2
Depreciation on operating lease equipment	–	48.2	919.8	–	968.0

Net finance margin	97.1	111.7	1,426.4	–	1,635.2
Provision for credit losses	18.1	13.7	185.2	–	217.0

Net finance margin, after provision for credit losses	79.0	98.0	1,241.2	–	1,418.2
Equity in net income of subsidiaries	973.3	–	–	(973.3)	–
Other revenue	38.2	109.8	989.4	–	1,137.4

Operating margin	1,090.5	207.8	2,230.6	(973.3)	2,555.6
Operating expenses	154.4	79.9	879.5	–	1,113.8
Provision for restructuring	–	–	25.2	–	25.2

Income (loss) before provision for income taxes	936.1	127.9	1,325.9	(973.3)	1,416.6
Benefit (provision) for income taxes	13.0	(46.6)	(430.6)	–	(464.2)
Minority interest, after tax	–	–	(3.3)	–	(3.3)
Dividends on preferred capital securities, after tax	(12.7)	–	–	–	(12.7)

Net income	$ 936.4	$ 81.3	$ 892.0	$(973.3)	$ 936.4

Year Ended December 31, 2004
Finance income	$ 38.3	$187.5	$3,535.0	$ –	$3,760.8
Interest expense	(150.3)	10.9	1,399.5	–	1,260.1

Net finance income	188.6	176.6	2,135.5	–	2,500.7
Depreciation on operating lease equipment	–	43.8	921.6	–	965.4

Net finance margin	188.6	132.8	1,213.9	–	1,535.3
Provision for credit losses	27.5	12.0	174.7	–	214.2

Net finance margin, after provision for credit losses	161.1	120.8	1,039.2	–	1,321.1
Equity in net income of subsidiaries	691.7	–	–	(691.7)	–
Other revenue	65.6	86.9	734.6	–	887.1

Operating margin	918.4	207.7	1,773.8	(691.7)	2,208.2
Operating expenses	167.1	67.7	777.3	–	1,012.1
Gain on redemption of debt	41.8	–	–	–	41.8

Income (loss) before provision for income taxes	793.1	140.0	996.5	(691.7)	1,237.9
Provision for income taxes	(39.5)	(54.6)	(389.1)	–	(483.2)
Minority interest, after tax	–	–	(1.1)	–	(1.1)

Net income	$ 753.6	$ 85.4	$ 606.3	$(691.7)	$ 753.6

46	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENTS OF INCOME (continued)

		CIT
	CIT	Holdings	Other
(dollars in millions)	Group Inc.	LLC	Subsidiaries	Eliminations	Total

Year Ended December 31, 2003
Finance income	$ 89.0	$195.0	$3,425.3	$ –	$3,709.3
Interest expense	(23.3)	6.6	1,365.4	–	1,348.7

Net finance income	112.3	188.4	2,059.9	–	2,360.6
Depreciation on operating lease equipment	–	68.5	989.0	–	1,057.5

Net finance margin	112.3	119.9	1,070.9	–	1,303.1
Provision for credit losses	36.7	14.6	336.0	–	387.3

Net finance margin, after provision for credit losses	75.6	105.3	734.9	–	915.8
Equity in net income of subsidiaries	481.3	–	–	(481.3)	–
Other revenue	10.0	95.7	753.6	–	859.3

Operating margin	566.9	201.0	1,488.5	(481.3)	1,775.1
Operating expenses	28.0	90.3	769.9	–	888.2
Gain on redemption of debt	50.4	–	–	–	50.4

Income (loss) before provision for income taxes	589.3	110.7	718.6	(481.3)	937.3
Provision for income taxes	(22.4)	(43.2)	(299.4)	–	(365.0)
Minority interest, after tax	–	–	(5.4)	–	(5.4)

Net income	$ 566.9	$ 67.5	$ 413.8	$(481.3)	$ 566.9

ITEM 8 – Financial Statements and Supplementary Data	47

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENTS OF CASH FLOWS

(dollars in millions)	CIT Group Inc.	CIT Holdings LLC	Other Subsidiaries	Eliminations	Total

Year Ended December 31, 2005
Cash Flows From Operating Activities:
Net cash flows provided by (used for) operations	$ 8,027.2	$ 385.0	$(5,498.9)	$ –	$ 2,913.3

Cash Flows From Investing Activities:
Net increase (decrease) in financing and leasing assets	61.1	(760.8)	(4,439.2)	–	(5,138.9)
Decrease in inter-company loans and investments	(7,675.4)	–	–	7,675.4	–
Other	–	–	154.0	–	154.0

Net cash flows (used for) provided by investing activities	(7,614.3)	(760.8)	(4,285.2)	7,675.4	(4,984.9)

Cash Flows From Financing Activities:
Net increase (decrease) in debt	1,002.1	2,952.6	1,070.1	–	5,024.8
Net loans extended – pledged in conjunction with secured borrowings	–	–	(1,708.1)	–	(1,708.1)
Inter-company financing	–	(2,574.7)	10,250.1	(7,675.4)	–
Cash dividends paid	(128.7)	–	–	–	(128.7)
Other	(94.8)	–	115.7	–	20.9

Net cash flows provided by (used for) financing activities	778.6	377.9	9,727.8	(7,675.4)	3,208.9

Net increase (decrease) in cash and cash equivalents	1,191.5	2.1	(56.3)	–	1,137.3
Unrestricted cash and cash equivalents, beginning of period	1,311.4	127.5	771.3	–	2,210.2

Unrestricted cash and cash equivalents, end of period	$ 2,502.9	$ 129.6	$ 715.0	$ –	$ 3,347.5

Year Ended December 31, 2004
Cash Flows From Operating Activities:
Net cash flows provided by (used for) operations	$(1,110.9)	$ 116.1	$ 2,612.5	$ –	$ 1,617.7

Cash Flows From Investing Activities:
Net increase (decrease) in financing and leasing assets	433.0	(389.4)	(5,139.9)	–	(5,096.3)
Decrease in inter-company loans and investments	(3,527.0)	–	–	3,527.0	–
Other	–	–	41.6	–	41.6

Net cash flows (used for) provided by investing activities	(3,094.0)	(389.4)	(5,098.3)	3,527.0	(5,054.7)

Cash Flows From Financing Activities:
Net increase (decrease) in debt	4,147.3	177.7	(473.7)	–	3,851.3
Inter-company financing	–	(4.4)	3,531.4	(3,527.0)	–
Cash dividends paid	(110.9)	–	–	–	(110.9)
Other	–	–	(66.9)	–	(66.9)

Net cash flows provided by (used for) financing activities	4,036.4	173.3	2,990.8	(3,527.0)	3,673.5

Net (decrease) increase in cash and cash equivalents	(168.5)	(100.0)	505.0	–	236.5
Cash and cash equivalents, beginning of period	1,479.9	227.5	266.3	–	1,973.7

Cash and cash equivalents, end of period	$ 1,311.4	$ 127.5	$ 771.3	$ –	$ 2,210.2

48	CIT GROUP INC 2005

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATING STATEMENTS OF CASH FLOWS (continued)

(dollars in millions)	CIT Group Inc.	CIT Holdings LLC	Other Subsidiaries	Eliminations	Total

Year Ended December 31, 2003
Cash Flows From Operating Activities:
Net cash flows provided by operations	$ 979.0	$ 275.3	$ 1,227.9	$ –	$ 2,482.2

Cash Flows From Investing Activities:
Net increase (decrease) in financing and leasing assets	(986.6)	(366.6)	(2,944.2)	–	(4,297.4)
Decrease in inter-company loans and investments	(2,775.7)	–	–	2,775.7	–
Other	–	–	14.8	–	14.8

Net cash flows (used for) provided by investing activities	(3,762.3)	(366.6)	(2,929.4)	2,775.7	(4,282.6)

Cash Flows From Financing Activities:
Net increase (decrease) in debt	3,054.1	(910.8)	(300.4)	–	1,842.9
Inter-company financing	–	935.9	1,839.8	(2,775.7)	–
Cash dividends paid	(101.8)	–	–	–	(101.8)
Other	–	–	(3.6)	–	(3.6)

Net cash flows provided by (used for) financing activities	2,952.3	25.1	1,535.8	(2,775.7)	1,737.5

Net (decrease) increase in cash and cash equivalents	169.0	(66.2)	(165.7)	–	(62.9)
Cash and cash equivalents, beginning of period	1,310.9	293.7	432.0	–	2,036.6

Cash and cash equivalents, end of period	$ 1,479.9	$ 227.5	$ 266.3	$ –	$ 1,973.7

ITEM 8 – Financial Statements and Supplementary Data	49

CIT GROUP INC. AND SUBSIDIARIES – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 25 – SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

Summarized quarterly financial data are presented below.

	Year Ended December 31, 2005

	First	Second	Third	Fourth
(dollars in millions, except per share data)	Quarter	Quarter	Quarter	Quarter

Net finance margin	$ 398.9	$ 391.7	$ 415.7	$ 428.9
Provision for credit losses	45.3	47.2	69.9	54.6
Other revenue	276.5	332.6	239.5	288.8
Salaries and general operating expenses	264.0	268.8	281.1	299.9
Provision for restructuring	–	25.2	–	–
Provision for income taxes	(137.6)	(132.9)	(86.8)	(106.9)
Minority interest after tax	(0.9)	(1.1)	(0.8)	(0.5)
Preferred stock dividends	–	–	(5.2)	(7.5)
Net income available to common stockholders	$ 227.6	$ 249.1	$ 211.4	$ 248.3
Net income per diluted common share	$ 1.06	$ 1.16	$ 1.02	$ 1.21

The 2005 first, second and third quarter information reflects amendments from originally filed Form 10-Q reports, primarily related to certain derivative transactions that did not qualify for hedge accounting. The amendments largely impacted other revenue and amounted to an increase in diluted earnings per share (EPS) of $0.08 and $0.13 for the first and second quarters and a decrease of $0.04 EPS for the third quarter. These derivative transactions decreased fourth quarter EPS by $0.06. Year-to-date EPS increased by $0.11 as a result of these adjustments. See Item 9A. — Controls and Procedures.

	Year Ended December 31, 2004

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Net finance margin	$ 363.1	$ 371.0	$ 393.4	$ 407.8
Provision for credit losses	85.6	65.7	60.2	2.7
Other revenue	231.1	236.5	216.7	202.8
Salaries and general operating expenses	240.0	252.4	248.1	271.6
Gain on debt call	41.8	–	–	–
Provision for income taxes	(121.1)	(112.8)	(117.7)	(131.6)
Minority interest after tax	–	–	(0.2)	(0.9)
Net income available to common stockholders	$ 189.3	$ 176.6	$ 183.9	$ 203.8
Net income per diluted common share	$ 0.88	$ 0.82	$ 0.86	$ 0.95

	Year Ended December 31, 2003

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Net finance margin	$ 300.5	$ 326.5	$ 329.0	$ 347.1
Provision for credit losses	103.0	100.6	82.9	100.8
Other revenue	235.5	217.6	220.7	185.5
Salaries and general operating expenses	220.4	214.5	224.2	229.1
Gain on debt call	–	–	–	50.4
Provision for income taxes	(82.9)	(89.3)	(94.6)	(98.2)
Dividends on preferred capital securities, after tax	(2.7)	(2.7)	–	–
Minority interest after tax	–	(0.1)	(0.2)	0.3
Net income available to common stockholders	$ 127.0	$ 136.9	$ 147.8	$ 155.2
Net income per diluted common share	$ 0.60	$ 0.65	$ 0.69	$ 0.72

50	CIT GROUP INC 2005

Controls and Procedures (March 2, 2006)

CONCLUSION REGARDING THE EFFECTIVENESS OF DISCLOSURE CONTROLS AND PROCEDURES

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act). Based on this evaluation, our principal executive officer and our principal financial officer concluded that our disclosure controls and procedures were effective as of the end of the period covered by this annual report.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of CIT is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is identified in Exchange Act Rules 13a-15(f). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management of CIT, including our principal executive officer and principal financial officer, conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework. We believe that this evaluation provides a reasonable basis for our opinion.

Based on the assessment performed, management concluded that as of December 31, 2005 the Company’s internal control over financial reporting was effective.

Management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears on pages 2 through 3.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

Income Tax Accounting

As of the end of the period covered by this report, we have remediated the material weakness in the Company’s internal control over income tax deferred assets and liabilities that existed as of December 31, 2004. Our remediation during 2005 focused on developing a reconciliation between the tax basis and book basis of each component of the Company’s balance sheet with the deferred tax asset and liability accounts. Key elements of our remediation actions included the following:

•	Hired and trained additional tax personnel;
•	Enhanced tax reporting systems and implemented processes and controls with respect to income tax reporting and compliance;
•	Computed the book to tax basis differences on an asset and liability transactional level and further automated the related calculations and controls;
•	Documented and tested remediated tax reporting internal controls; and
•	Updated and formalized tax accounting policies and procedures.

With respect to our 2004 financial statements, management performed alternative analyses and reconcilations of the income tax balance sheet and income statement accounts and based thereon concluded that no material adjustments to the Company’s reported balance sheet or net income as of or for the year ended December 31, 2004 was required.

ITEM 8 – Financial Statements and Supplementary Data	51

Derivative Hedge Accounting

As of the end of the period covered by this report, we have remediated the material weakness relating to derivative documentation and hedge accounting treatment that is described below. Our remediation actions included the following:

•	All of the subject compound swaps have been replaced with corresponding stand alone replacement swaps (a cross-currency basis swap and an interest rate swap, both with zero fair value at inception), which qualify for hedge accounting treatment under SFAS 133.
•	We do not intend to transact compound swaps prospectively and have communicated a formal prohibition against such transactions to the appropriate treasury, accounting, and legal personnel.
•	We have updated our derivative policy manual to specifically prohibit the use of compound swaps.
•	We have conducted training sessions with the appropriate treasury, accounting, legal and internal audit personnel with respect to the above to ensure that we evaluate and document derivative transactions in compliance with SFAS 133.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

During the fourth quarter of 2005, we learned of an interpretation with respect to applying the “matched terms” approach in hedge accounting under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133“). We reviewed our accounting for certain cross-currency interest rate swaps (“compound swaps” or “compound derivatives”) under SFAS 133.

We determined that certain compound swaps were not appropriately accounted for, even though these swaps were highly effective economic hedges of the interest rate and currency exchange risks associated with corresponding foreign denominated debt. We documented these swaps originally as “matched terms” hedges, which assumes no hedge ineffectiveness. The swaps would have qualified for “long-haul” hedge accounting, with ineffectiveness reflected in current earnings. However, the swaps did not qualify for hedge accounting treatment from their inception, as SFAS 133 does not allow for retroactive documentation modifications.

The elimination of hedge accounting from inception of the compound swaps resulted in the restatement of previously-issued financial statements in each of the first three quarterly periods of 2005 to reflect the elimination of adjustments to the corresponding debt under SFAS 133 fair value hedge accounting for changes in interest rates during each period. These adjustments to earnings which amounted to $26.7 million after tax, will reduce future earnings by an equal amount through 2015.

In connection with the restatement as filed on December 13, 2005, under the direction of our principal executive officer and our principal financial officer, we determined that the above condition constituted a material weakness in internal control with respect to our accounting treatment and related hedge documentation for certain cross-currency swaps as of December 31, 2004.

Other than the changes discussed above, there have been no changes to the Company’s internal control over financial reporting that occurred since the beginning of the Company’s fourth quarter of 2005 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

52	CIT GROUP INC 2005